EXHIBIT 4.3

Note Trust Deed

Westpac Securities Administration Limited

(as Trustee)

Westpac Securitisation Management Pty Limited

(the Trust Manager)

Deutsche Bank Trust Company Americas

(Note Trustee)

Deutsche Bank Trust Company Americas

(Principal Paying Agent)

Allens Arthur Robinson

The Chifley Tower

2 Chifley Square

Sydney NSW 2000

Australia

Tel 61 2 9230 4000

Fax 61 2 9230 5333

© Copyright Allens Arthur Robinson 2005

Note Trust Deed

Cross Reference Table1

Trust Indenture Act Section	Clause
310 (a)(1)	23.6
(a)(2)	23.1(d)
(a)(3)	23.6
(a)(4)	22.2(b)
(a)(5)	NA2
(b)	23.6
(c)	NA

311 (a)	13.1
(b)	13.1
(c)	NA

312 (a)	31.1, 31.2(a)
(b)	31.2(b)
(c)	31.2(c)

313 (a)	31.3
(b)(1)	31.3
(b)(2)	NA
(c)	31.4
(d)	31.3

314 (a)(1)	31.5
(a)(2)	31.5
(a)(3)	31.5
(a)(4)	11.1(j)
(b)	11.1(k)
(c)	32.1(a)
(d)	32.1(b)
(e)	32.1(c)
(f)	32.1(a)

315 (a)	13.2(b)
(b)	13.3
(c)	13.2(a)
(d)	13.2(c), (d)
(e)	32.2

316 (a)(1)	32.3
(a)(2)	33.2(b)
(b)	32.4, 33.2(a)

317 (a)(1)	6.1
(a)(2)	NA

Page (i)

Note Trust Deed

(b)	2.5

318 (a)	32.5

Notes:

1.	This Cross Reference Table shall not, for any purpose, be deemed to be part of this deed.

2.	NA means not applicable.

Page (ii)

Note Trust Deed

Table of Contents

1.	Definitions and Interpretation		6
	1.1	Definitions and Interpretation	6
	1.2	Definitions in Master Trust Deed, Series Notice and Conditions	8
	1.3	Incorporation by reference	9
	1.4	Interpretation	9
	1.5	Determination, statement and certificate sufficient evidence	9
	1.6	Document or agreement	9
	1.7	Transaction Document	10
	1.8	Trustee as trustee	10
	1.9	Obligations of the Trustee	10

2.	Payments on Class A1 Notes		10
	2.1	Principal amount	10
	2.2	Covenant to repay	10
	2.3	Deemed payment	11
	2.4	Following Event of Default	11
	2.5	Requirements of Paying Agent	12
	2.6	Certification	12
	2.7	Determinations	13

3.	Form of, Issue of and Duties and Taxes on, Class A1 Notes		13
	3.1	Issue of Book-Entry Notes	13
	3.2	Form of Book-Entry Notes	13
	3.3	Definitive Notes	15
	3.4	Stamp and Other Taxes	15
	3.5	Indemnity for non-issue	15
	3.6	Note Register and Note Registrar	16

4.	Covenant of compliance		17

5.	Cancellation of Class A1 Notes		17
	5.1	Cancellation	17
	5.2	Records	17

6.	Enforcement		18
	6.1	Actions following Event of Default	18
	6.2	Evidence of default	18
	6.3	Overdue interest	18
	6.4	Restrictions on enforcement	18

7.	Proceedings		19
	7.1	Acting only on direction	19
	7.2	Security Trustee acting	19
	7.3	Note Trustee alone entitled to act	19
	7.4	Available amounts	20
	7.5	Conflict of interests	20

8.	Notice of Payment		20

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9.	Investment by Note Trustee		20

10.	Partial Payments		21

11.	Covenants by the Trustee and Trust Manager		21
	11.1	Covenants by the Trustee and Trust Manager	21

12.	Remuneration of Note Trustee		24
	12.1	Fee	24
	12.2	Additional Remuneration	24
	12.3	Costs, expenses	24
	12.4	Overdue rate	25
	12.5	Continuing obligation	25

13.	Note Trustee		25
	13.1	Preferential Collection of Claims Against Trustee	25
	13.2	Duties of Note Trustee	25
	13.3	Obligations of Note Trustee	26
	13.4	Notice of Defaults	26
	13.5	Rights of Note Trustee	26

14.	Note Trustee’s Liability		33

15.	Delegation by Note Trustee		33

16.	Employment of Agent by Note Trustee		33

17.	Note Trustee Contracting with Trustee		34

18.	Waiver		34

19.	Amendment		35
	19.1	Approval	35
	19.2	Resolution of Class A1 Noteholders	35
	19.3	Distribution of amendments	35
	19.4	Amendments binding	36
	19.5	Conformity with TIA	36

20.	Class A1 Noteholders		36
	20.1	Absolute Owner	36
	20.2	Clearing Agency Certificate	37

21.	Currency Indemnity		37

22.	New Note Trustees		38
	22.1	Appointment by Trustee	38
	22.2	Appointment by Note Trustee	38
	22.3	Notice	39

23.	Note Trustee’s Retirement and Removal		39
	23.1	Removal by Trustee	39
	23.2	Removal by Class A1 Noteholders	40
	23.3	Resignation	40
	23.4	Rating Agencies confirmation	40
	23.5	Trust Corporation	40

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	23.6	Successor to Note Trustee	40
	23.7	Eligibility; Disqualification	41

24.	Note Trustee’s Powers Additional		41

25.	Severability of Provisions		41

26.	Notices		41
	26.1	General	41
	26.2	Details	42

27.	Governing Law and Jurisdiction		43

28.	Counterparts		43

29.	Limited Recourse		43
	29.1	General	43
	29.2	Liability of Trustee limited to its right to indemnity	43
	29.3	Unrestricted remedies	44
	29.4	Restricted remedies	44

30.	Successor Trustee		45

31.	Noteholders’ Lists and Reports		45
	31.1	Provision of information	45
	31.2	Preservation of Information; Communications to Class A1 Noteholders	45
	31.3	Reports by Note Trustee	46
	31.4	Notices to Class A1 Noteholders; Waiver	46
	31.5	Reports by Trustee	46

32.	Trust Indenture Act – Miscellaneous		47
	32.1	Compliance Certificates and Opinions, etc	47
	32.2	Undertaking for Costs	48
	32.3	Exclusion of section 316	49
	32.4	Unconditional Rights of Class A1 Noteholders to Receive Principal and Interest	49
	32.5	Conflict with Trust Indenture Act	49

33.	Consent of Class A1 Noteholders		50
	33.1	General	50
	33.2	Special Written Approvals	50
	33.3	Requirement for writing	51

34.	Information memorandum		51

SCHEDULE 1			54
	Form of Book-Entry Note		54
	Assignment		59

SCHEDULE 2			60
	Information to be contained in Noteholders Report		60

SCHEDULE 3			61
	Terms and Conditions of the Class A1 Notes		61

Page (v)

Note Trust Deed

Date	February 4, 2005

Parties

1.	Westpac Securities Administration Limited (ABN 77 000 049 472) incorporated in New South Wales of Level 15, The Chifley Tower, 2 Chifley Square, Sydney in its capacity as trustee of the Series 2005-1G WST Trust (the Trustee);

2.	Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) incorporated in the Australian Capital Territory of Level 25, 60 Martin Place, Sydney as trust manager in relation to the Series 2005-1G WST Trust (the Trust Manager);

3.	Deutsche Bank Trust Company Americas acting through its office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (Note Trustee), which expression shall, wherever the context requires, include any other person or company for the time being a trustee under this deed or trustees of this deed; and

4.	Deutsche Bank Trust Company Americas acting through its office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (the Principal Paying Agent), which expression shall wherever the context requires, include any successor principal paying agent from time to time appointed under the Agency Agreement.

Recitals

A	The Trustee has resolved at the direction of the Trust Manager to issue US$1,100,000,000 of Class A1 mortgage backed floating rate notes due 2036 (the Class A1 Notes). The Class A1 Notes are to be constituted and secured in the manner provided in this deed and the other Transaction Documents.

B	The Note Trustee has agreed to act as trustee for the Class A1 Noteholders under this deed.

IT IS AGREED as follows.

1.	Definitions and Interpretation

1.1	Definitions and Interpretation

The following definitions apply unless the context requires otherwise.

Class A1 Note Owner means, with respect to a Book-Entry Note, the person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a person maintaining an account with such Clearing Agency (directly as a Clearing Agency

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Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

Clearing Agency Participant means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Corporate Trust Office means the office of the Note Trustee at which at any particular time its corporate trust business is administered, which at the date of the execution of this deed is 1761 East St. Andrew Place, Santa Ana, California 92705-4934 United States of America, or at such other address as the Note Trustee may designate by notice to the Trust Manager, Class A1 Noteholders and the Trustee or the principal corporate trust office of any successor Note Trustee.

Event of Default means, in respect of a Class A1 Note, any of the events described in Condition 9.

Exchange Act means the Securities Exchange Act of 1934 of the United States of America, as amended.

Independent means, in relation to a person, that the person:

(a)	is independent of the Trustee, the Trust Manager, the Servicer, any Approved Seller and any of their Associates;

(b)	does not have any direct financial interest or any material indirect financial interest (other than less than 5% of the outstanding amount of any publicly traded security) in any person referred to in paragraph (a); and

(c)	is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of any person referred to in paragraph (a).

Independent Certificate means, in relation to any person, a certificate or opinion from that person where that person must be Independent, which opinion or certificate states that the signer has read the definition of Independent in this deed and that the signer is Independent within the meaning of that definition.

Issuer Order and Issuer Request means a written order or request signed in the name of the Trustee by any one of its Authorised Signatories and delivered to the Note Trustee.

Master Trust Deed means the Master Trust Deed dated 14 February 1997 between the Trustee and The Mortgage Company Pty Limited.

Note Depository Agreement means the agreement among Trustee, Note Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Class A1 Notes, as the same may be amended or supplemented from time to time.

Noteholders Report means the report to be delivered by the Trust Manager, on behalf of the Trustee, in accordance with clause 11.1(k) containing the information set out in Schedule 2.

Officer’s Certificate means a certificate signed by any Authorised Signatory of the Trustee or the Trust Manager on behalf of the Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of section 314 of the TIA.

Opinion of Counsel means one or more written opinions of reputable legal counsel who may, except as otherwise expressly provided in this deed, be employees of or counsel to the Trustee or the Trust

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Manager on behalf of the Trustee and who shall be satisfactory to the Trustee or the Note Trustee, as applicable, and which opinion or opinions shall be addressed to the Trustee or the Note Trustee, as applicable, and shall be in form and substance satisfactory to the Trustee and the Note Trustee, as applicable.

Paying Agent means any institution, including where the context permits the Principal Paying Agent, at its office:

(a)	initially appointed as Paying Agent by the Trustee under the Agency Agreement; or

(b)	as may, with prior written notice to the Note Trustee, from time to time be appointed by the Trustee in relation to the Class A1 Notes,

in each case (except in the case of the initial Principal Paying Agent) where notice of the appointment has been given to the Class A1 Noteholders under this deed and in accordance with Condition 12.

Responsible Officer means, with respect to the Note Trustee, any of its officers, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other of its officers customarily performing functions similar to those performed by any of them and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject and involved in the administration of the trusts constituted under this deed.

Series Notice means the Series 2005-1G WST Trust Series Notice between, among others, the Trustee, the Trust Manager, the Note Trustee and Westpac Banking Corporation (including in its capacity as Servicer) dated on or about the date of this deed.

TIA means the Trust Indenture Act of 1939 of the United States of America, as amended.

Trust Account means the Collection Account, the US$ Account or any other account maintained by or on behalf of the Trustee in relation to the Trust.

Trust Corporation means any person eligible for appointment as a trustee under an indenture to be qualified pursuant to the TIA, as set forth in Section 310 of the TIA, which shall include Deutsche Bank Trust Company Americas for so long as it complies with such section.

1.2	Definitions in Master Trust Deed, Series Notice and Conditions

(a)	Words and expressions which are defined in the Master Trust Deed (as amended by the Series Notice), the Series Notice and the Conditions (including in each case by reference to another agreement) have the same meanings when used in this deed unless the context otherwise requires or unless otherwise defined in this deed.

(b)	No change to the Master Trust Deed or any other document (including the order of payment set out in the Series Notice) after the date of this deed will change the meaning of terms used in this deed or adversely affect the rights of the Note Trustee or any Class A1 Noteholder under this deed unless the Note Trustee has agreed in writing to the changes under this deed.

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1.3	Incorporation by reference

Where this deed refers to a provision of the TIA, the provision is incorporated by reference in and made part of this deed. The following terms used in the TIA have the following meaning in this deed.

Commission means the Securities and Exchange Commission of the United States of America.

indenture securities means the Class A1 Notes.

indenture security holder means a Class A1 Noteholder.

indenture to be qualified means the Note Trust Deed.

indenture trustee or institutional trustee means the Note Trustee.

obligor on the indenture securities means the Trustee.

Any other term which is used in this deed in respect of a section or provision of the TIA and which is defined in the TIA by reference to another statute or defined by or in any rule of or issued by the Commission, will have the meaning assigned to them by such definitions.

1.4	Interpretation

Clause 1.2 of the Master Trust Deed applies to this deed as if set out in full and:

(a)	a reference to an asset includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset;

(b)	an Event of Default subsists until it has been waived in writing by the Note Trustee;

(c)	a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise; and

(d)	all references to costs or charges or expenses include any value added tax or similar tax charged or chargeable in respect of the charge or expense.

1.5	Determination, statement and certificate sufficient evidence

Except where otherwise provided in this deed any determination, statement or certificate by the Note Trustee or an Authorised Signatory of the Note Trustee provided for in this deed is sufficient evidence of each thing determined, stated or certified until proven wrong.

1.6	Document or agreement

A reference to:

(a)	an agreement includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this deed.

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1.7	Transaction Document

This deed is a Transaction Document for the purposes of the Master Trust Deed.

1.8	Trustee as trustee

In this deed, except where provided to the contrary:

(a)	a reference to the Trustee is a reference to the Trustee in its capacity as trustee of the Trust only, and in no other capacity; and

(b)	a reference to the assets, business, property or undertaking of the Trustee is a reference to the assets, business, property or undertaking of the Trustee only in the capacity described in paragraph (a) above.

1.9	Obligations of the Trustee

(a)	A reference to the Trustee in each of clauses 3.6 other than the first sentence, 5, 11.1(i), 11.1(j), 31.1, 31.5 and 32.1 is a reference to the Trust Manager on behalf of the Trustee and, failing action by the Trust Manager in accordance with the relevant clause (including any requirement to take such action within a specified time), the Trustee.

(b)	The Trustee shall not be liable for any act or omission by the Trust Manager where it is acting on behalf of the Trust Manager under sub-paragraph (a).

1.10	Appointment of the Note Trustee

The Note Trustee:

(a)	is appointed to act as trustee on behalf of the Class A1 Noteholders on the terms and conditions of this deed; and

(b)	acknowledges and declares that it:

(i)	holds the sum of US$10.00 received on the date of this deed; and

(ii)	will hold the benefit of the obligations of the Trustee under this deed,

in each case, on trust for each Class A1 Noteholder, in accordance with the terms and conditions of this deed.

2.	Payments on Class A1 Notes

2.1	Principal amount

The aggregate initial principal amount of the Class A1 Notes is limited to US$1,100,000,000.

2.2	Covenant to repay

(a)	The Trustee covenants with the Note Trustee that the Trustee will, in accordance with the terms of the Class A1 Notes (including the Conditions) and the Transaction Documents (and subject to the terms of the Transaction Documents and the Conditions, including clause 29 of this deed and Condition 6) on:

(i)	the Maturity Date of the Class A1 Notes; or

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(ii)	each earlier date as the Class A1 Notes, or any of them, may become repayable (whether in full or in part),

pay or procure to be paid unconditionally to or to the order of the Note Trustee in US$ in New York for immediate value the principal amount of the Class A1 Notes repayable, or in the case of a partial payment of the Class A1 Notes, the principal amount payable, subject to and in accordance with the terms of the Class A1 Notes (including the Conditions).

(b)	Subject to clause 2.3 and to the terms of the Class A1 Notes (including the Conditions) and the Transaction Documents, until any payment both before as well as after any judgment or other order of a court of competent jurisdiction, the Trustee shall pay or procure to be paid unconditionally to or to the order of the Note Trustee:

(i)	any interest at the respective rates calculated from time to time, in accordance with and on the dates provided for in the Conditions; and

(ii)	principal payable at the times and in the amounts as may be determined in accordance with Condition 5.

(c)	The Note Trustee shall hold the benefit of the covenant in this clause 2.2, and all other rights of the Class A1 Noteholders under the Class A1 Notes, on trust for the benefit of the Class A1 Noteholders.

2.3	Deemed payment

(a)	Any payment of principal or interest in respect of Class A1 Notes to or to the account of the Principal Paying Agent in the manner provided in clause 3 of the Agency Agreement shall satisfy the covenant in relation to the Class A1 Notes by the Trustee in this clause 2 to the extent of that payment.

(b)	Payment by the Trustee of its payment obligations on each Payment Date under the Series Notice and the Conditions to the Principal Paying Agent shall discharge the Trustee of those payment obligations.

(c)	The Trustee shall not be liable for any act or omission or default of the Principal Paying Agent under this deed.

2.4	Following Event of Default

At any time after an Event of Default in respect of the Class A1 Notes has occurred of which a Responsible Officer has actual awareness of or received written notice of, or at any time after Definitive Notes have not been issued when so required in accordance with the Conditions, the Note Trustee may:

(a)	by notice in writing to the Trustee, the Trust Manager, the Principal Paying Agent, the other Paying Agents and the Calculation Agent require the Principal Paying Agent, the other Paying Agents and the Calculation Agent under the Agency Agreement either:

(i)	(A) to act as Principal Paying Agent and Paying Agents and Calculation Agent respectively of the Note Trustee in relation to payments to be made by or on behalf of the Note Trustee under the provisions of this deed on the terms of the Agency Agreement; and

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(B)	hold all Definitive Notes, and all amounts, documents and records held by them in respect of the Class A1 Notes, on behalf of the Note Trustee; or

(ii)	to deliver up all Definitive Notes and all amounts, documents and records held by them in respect of the Class A1 Notes, to the Note Trustee or as the Note Trustee shall direct in that notice, other than any documents or records which the relevant Paying Agent or Calculation Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Trustee require it to make all subsequent payments in respect of the Class A1 Notes to the order of the Note Trustee and not to the Principal Paying Agent and, with effect from the issue of that notice to the Trustee and until that notice is withdrawn clause 2.3 shall not apply.

The payment by the Trustee of its payment obligations on each Payment Date under the Series Notice and the Conditions to the Note Trustee in accordance with paragraph (b) shall be a good discharge to the Trustee to the extent of such payment.

(c)	The Trustee shall not be liable for any act or omission or default of the Note Trustee during the period it is required to make payments in respect of the Class A1 Notes to the Note Trustee under paragraph (b).

2.5	Requirements of Paying Agent

The Trustee will cause each Paying Agent to execute and deliver to the Note Trustee an instrument in which that Paying Agent shall agree with the Note Trustee, subject to the provisions of this clause, that such Paying Agent shall:

(a)	hold on trust for the Note Trustee and the Class A1 Noteholders all sums held by that Paying Agent for the payment of principal and interest with respect to the Class A1 Notes until all relevant sums are paid to the Note Trustee or the Class A1 Noteholders or otherwise disposed of as provided in this deed; and

(b)	immediately notify in writing by facsimile the Note Trustee, the Trustee, the Security Trustee and the Trust Manager if the full amount of any payment of principal or interest required to be made by the Series Notice and Conditions in respect of the Class A1 Notes is not unconditionally received by it or to its order in accordance with the Agency Agreement.

2.6	Certification

For the purposes of any redemption of Class A1 Notes under Condition 5, the Note Trustee may rely upon an Officer’s Certificate from the Trust Manager on behalf of the Trustee certifying or stating, the opinion of each person signing that Officer’s Certificate as to the following matters:

(a)	the fair value (within 90 days of such release) of the property or securities to be released from the Security Trust Deed;

(b)	that the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or this deed; and

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(c)	that the Trustee will be in a position to discharge all its liabilities in respect of the Class A1 Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A1 Notes, and that Officer’s Certificate shall be conclusive and binding on the Trustee, the Note Trustee and the holders of those Class A1 Notes.

2.7	Determinations

If the Trust Manager does not at any time for any reason determine a Principal Payment, the Invested Amount, the Stated Amount or the Bond Factor applicable to any Class A1 Notes in accordance with Condition 5.11(a), the Principal Payment, Invested Amount, the Stated Amount and the Bond Factor may be determined by the Note Trustee in accordance with Condition 5.11(c) (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Trust Manager, and the Note Trustee shall have no liability in respect thereof other than as a result of the gross negligence or wilful default of the Note Trustee.

3.	Form of, Issue of and Duties and Taxes on, Class A1 Notes

3.1	Issue of Book-Entry Notes

(a)	The Class A1 Notes shall on issue be represented by one or more Book-Entry Notes.

(b)	Each Book-Entry Note must be signed manually or by facsimile by an Authorised Signatory of the Trustee on behalf of the Trustee and must be manually authenticated by an Authorised Signatory of the Principal Paying Agent.

3.2	Form of Book-Entry Notes

(a)	The Book-Entry Notes shall be typed in the form or substantially in the form set out in schedule 1.

(b)	The procedures relating to the exchange, authentication, delivery, surrender, cancellation, presentation, marking up or down of any of the Book-Entry Note (or part of the Book-Entry Note and any other matters to be carried out by the relevant parties upon exchange (in whole or part) of any Class A1 Note shall be made in accordance with the provisions of the relevant terms of the Book-Entry Notes and the normal practice of the Common Depositary, the Principal Paying Agent and the rules and procedures of the Clearing Agency from time to time.

(c)	The Book-Entry Notes shall be in an aggregate principal amount of US$1,100,000,000.

(d)

The Trustee shall procure that, prior to the issue and delivery of any Book-Entry Note, that Book-Entry Note will be authenticated manually by an Authorised Signatory of the Principal Paying Agent and no Book-Entry Note shall be valid for any purpose unless and until so authenticated. A Book-Entry Note so executed and authenticated shall be binding and valid obligations of the Trustee. Until a Book-Entry Note (or part of a Book-Entry Note) has been exchanged pursuant to this deed, it (or that part) shall in all respects be entitled to the same benefits as a Definitive Note. Each Book-Entry Note shall be subject to this deed except that the registered owner of a Book-Entry Note shall be the only person

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entitled to receive payments from the Principal Paying Agent of principal or interest in relation to it.

(e)	The Class A1 Notes upon original issue will be issued in the form of typewritten Notes representing the Book-Entry Notes. The Trustee shall, on the date of this deed, deliver or arrange the delivery on its behalf to the Principal Paying Agent, as agent for the Clearing Agency, of the Book-Entry Notes. The Book-Entry Notes shall initially be registered on the Note Register in the name of the Common Depositary as nominee of the Clearing Agency, and no Class A1 Note Owner will receive a Definitive Note representing such Class A1 Note Owner’s interest in such Class A1 Note, except as provided in clause 3.3.

(f)	Whenever a notice or other communication to the Class A1 Noteholders is required under this deed, unless and until Definitive Notes shall have been issued to Class A1 Note Owners pursuant to clause 3.3, the Note Trustee shall give all such notices and communications specified herein to be given to Class A1 Noteholders to the Clearing Agency, and shall have no obligation to the Class A1 Note Owners in this regard.

(g)	Unless and until the Definitive Notes have been issued to an Class A1 Note Owner pursuant to clause 3.3:

(i)	the provisions of this clause shall be in full force and effect;

(ii)	the Note Registrar, the Trustee, the Trust Manager, each Paying Agent and the Note Trustee shall be entitled to deal with the Clearing Agency for all purposes of this deed (including the payment of principal of and interest on the Class A1 Notes and the giving of instructions or directions hereunder) as the sole holder of the Class A1 Notes, and shall have no obligation to any Class A1 Note Owners;

(iii)	to the extent that the provisions of this clause conflict with any other provisions of this deed, the provisions of this clause shall prevail;

(iv)	the rights of Class A1 Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Class A1 Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to clause 3.3, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal and interest on the Class A1 Notes to such Clearing Agency Participants; and

(v)	whenever this deed requires or permits actions to be taken based upon instructions or directions of Class A1 Note Owners evidencing a specific percentage of all Invested Amounts of all Class A1 Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Class A1 Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Class A1 Notes and has delivered such instructions to the Principal Paying Agent.

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3.3	Definitive Notes

If:

(a)	the Trust Manager advises the Principal Paying Agent, the Note Registrar and the Note Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities with respect to the Class A1 Notes or the Clearing Agency or its successor and the Trust Manager is unable to locate a qualified successor;

(b)	the Trustee, at the direction of the Trust Manager (at the Trust Manager’s option) advises the Principal Paying Agent the Note Registrar and the Note Trustee in writing that the book-entry system through the Clearing Agency is or is to be terminated; or

(c)	after the occurrence of an Event of Default, the Class A1 Note Owners representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A1 Notes, advise the Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Class A1 Note Owners, then the Principal Paying Agent shall notify all of the appropriate Class A1 Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to such Class A1 Note Owners requesting the same. Upon the surrender of the Book-Entry Notes to the Trustee by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration instructions to the Trustee, the Trustee (with the assistance of the Trust Manager) shall execute and procure the Principal Paying Agent to authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.

The Definitive Notes will be serially numbered and shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorised Signatories executing such Definitive Notes, as evidenced by their execution of such Definitive Notes.

Neither the Note Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

3.4	Stamp and Other Taxes

The Trustee will pay any stamp and other duties and Taxes payable in Australia, the United Kingdom, Belgium, Luxembourg or the United States on or in connection with:

(a)	the execution of the Transaction Documents;

(b)	the constitution and original issue and delivery of the Class A1 Notes; and

(c)	any action taken by the Note Trustee or (where permitted under this deed so to do), the Clearing Agency, or any Class A1 Note Owner to enforce the provisions of the Class A1 Notes or the Transaction Documents.

3.5	Indemnity for non-issue

If the Trustee is required to issue, or procure the issue of, Definitive Notes following an event specified in clause 3.3 but fails to do so within 30 days of delivery to the Trustee of the Book-Entry Notes in accordance with clause 3.3 then the Trustee shall, subject to clause 29.2, indemnify the Note Trustee, the Class A1 Noteholders and the Class A1 Note Owners and keep them indemnified, against any loss or damage incurred by any of them if the amount received by the Note Trustee, the Class A1 Noteholders or the Class A1 Note Owners is less than the amount that would have been

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received had Definitive Notes been issued within the 30 days referred to above. If and for so long as the Trustee discharges its obligations under this indemnity, the breach by the Trustee of the provisions of clause 3.3 shall be deemed to be cured. The Trust Manager must promptly advise the Trustee if it becomes actually aware of the occurrence of the relevant event and the Trustee shall promptly notify the Note Trustee in writing of the relevant event.

3.6	Note Register and Note Registrar

(a)	The Trustee shall keep or cause to be kept the Note Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Class A1 Notes and the registration of transfers of Class A1 Notes. The Note Registrar will be responsible for registering the Notes and all transfers of Class A1 Notes as herein provided. The Trustee may, on giving prior written notice to the Note Trustee, appoint another person as Note Registrar. Upon any resignation or removal of any Note Registrar under the Agency Agreement, the Trustee with the assistance of and at the direction of, the Trust Manager shall promptly appoint a successor or, if it elects not to make such an appointment, itself assume the duties of the Note Registrar, subject to giving prior written notice to the Note Trustee.

(b)	Upon surrender for registration of transfer of any Class A1 Note at the office or agency of the Trustee to be maintained as provided in clause 11.1, if the requirements of Section 8-401(a) of the Uniform Commercial Code of New York (the UCC) are met the Trustee shall execute and upon its written direction the Principal Paying Agent shall authenticate and the Class A1 Noteholder shall obtain from the Note Trustee, in the name of the designated transferee or transferees, one or more new Class A1 Notes, in any authorised denominations, and a like aggregate principal amount.

(c)	At the option of the Class A1 Noteholder, Class A1 Notes may be exchanged for other Class A1 Notes in any authorised denominations, and a like aggregate principal amount, upon surrender of the Class A1 Notes to be exchanged at such office or agency. Whenever any Class A1 Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met the Trustee shall execute and upon its written request the Principal Paying Agent shall authenticate and the Class A1 Noteholder shall obtain from the Note Trustee, the Class A1 Notes which the Class A1 Noteholder making the exchange is entitled to receive.

(d)	Every Class A1 Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Note Registrar duly executed by, the Class A1 Noteholder thereof or such Class A1 Noteholder’s attorney duly authorised in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation of Securities Transfer Agents Medallion Program (Stamp) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Note Registrar may require.

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(e)	No Service charge shall be made to an Class A1 Noteholder for any registration of transfer or exchange of Class A1 Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Class A1 Notes.

(f)	The preceding provisions of this section notwithstanding, the Trustee shall not be required to make and the Note Registrar need not register transfers or exchanges of Class A1 Notes selected for redemption or of any Class A1 Note for a period of 30 days preceding the due date for any payment with respect to the Class A1 Note.

4.	Covenant of compliance

The Trustee covenants with the Note Trustee that it will comply with and perform and observe all provisions of the Transaction Documents which are expressed to be binding on it for the benefit of the Note Trustee or any Class A1 Noteholder. The Transaction Documents to which the Trustee and Note Trustee are a party and the Conditions shall be binding on the Trustee, the Note Trustee and the Class A1 Noteholders. The Note Trustee is entitled to enforce the obligations of the Trustee under the Class A1 Notes and the Conditions as if the same were set out and contained in this deed (which shall be read and construed as one document with the Class A1 Notes).

5.	Cancellation of Class A1 Notes

5.1	Cancellation

The Trustee shall procure that all Class A1 Notes:

(a)	which have been surrendered for payment, registration of transfer, exchange or redemption; or

(b)	in the case of any Definitive Note, which, being mutilated or defaced, have been surrendered and replaced under Condition 11,

shall forthwith be cancelled by or on behalf of the Trustee.

5.2	Records

The Trustee shall procure that:

(a)	the Principal Paying Agent and the Note Registrar, between them, keep a full and complete record of all Class A1 Notes and of their redemption, payment, exchange or cancellation (as the case may be) and of all replacement Class A1 Notes, issued in substitution for lost, stolen, mutilated, defaced or destroyed Definitive Notes; and

(b)	such records shall be made available to the Note Trustee at all reasonable times.

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6.	Enforcement

6.1	Actions following Event of Default

At any time while an Event of Default is subsisting, the Note Trustee may (subject to the Security Trust Deed, to clauses 6.4 and 7, and to Conditions 9 and 10) and, subject to the Note Trustee being indemnified and/or secured to its satisfaction, shall if instructed to do so by an Extraordinary Resolution of the Class A1 Noteholders, at its discretion and without further notice take any action available to it to direct the Security Trustee to:

(a)	institute any proceedings against the Trustee which are permitted under the Transaction Documents;

(b)	enforce the security created under the Security Trust Deed (including anything set out in clause 8.2 of the Security Trust Deed); and

(c)	enforce repayment of the Class A1 Notes together with accrued interest and any other moneys payable to the Note Trustee, the Class A1 Noteholders or under the Transaction Documents.

6.2	Evidence of default

If the Security Trustee or the Note Trustee takes any action against the Trustee to enforce any of the provisions of any Class A1 Notes or this deed, proof that as regards any Class A1 Note, the Trustee has not paid any principal or interest due in respect of that Class A1 Note shall (unless the contrary is proved) be sufficient evidence that the Trustee has not paid that principal or interest on all other Class A1 Notes in respect of which the relevant payment is then due.

6.3	Overdue interest

The rates of interest payable in respect of any Class A1 Note which has become due and repayable in full and which has not been repaid shall be calculated at three-monthly intervals, commencing on the expiry of the Coupon Period for the Class A1 Note during which the Class A1 Note became due and repayable in accordance with the provisions of Condition 4 except that no notices need be given to Class A1 Noteholders, in relation to that interest.

6.4	Restrictions on enforcement

(a)	If any of the Class A1 Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A1 Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:

(i)	a sufficient amount would be realised to discharge in full all amounts owing to the Class A1 Noteholders and any other amounts payable by the Trustee ranking in priority to or pari passu with the Class A1 Notes; or

(ii)

the Note Trustee receives at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee (such advice to be an Expense of the Trust), stating that the cash flow receivable by the Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a

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significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Trustee, to discharge in full in due course all the amounts referred to in paragraph (i).

(b)	Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Trustee or any third party in respect of the Trustee or the Class A1 Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of advice received by it in accordance with paragraph (a).

7.	Proceedings

7.1	Acting only on direction

(a)	Subject to paragraph (b), the Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed, or take any proceedings, actions, steps or give any consents under, or any other proceedings pursuant to or in connection with, the Security Trust Deed, this deed, or any Class A1 Notes, unless directed or requested to do so in writing by holders of at least 75% of the aggregate Invested Amount of Class A1 Notes and then only if the Note Trustee is indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses (including, without limitation, all legal fees and expenses properly incurred and any value added or similar tax applicable thereto) which it may incur by so doing; or

(b)	The Note Trustee shall be protected with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of the required aggregate Invested Amount of the Class A1 Notes in accordance with this deed relating to the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred upon it, under this deed.

7.2	Security Trustee acting

Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any Class A1 Noteholder or Class A1 Note Owner is entitled to proceed directly against the Trustee to enforce the performance of any of the provisions of the Security Trust Deed or the Class A1 Notes (including the Conditions).

7.3	Note Trustee alone entitled to act

Only the Note Trustee may:

(a)	direct the Security Trustee to enforce or not to enforce the security created pursuant to the Security Trust Deed; or

(b)	enforce the provisions of this deed, or the Class A1 Notes (including the Conditions),

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and no Class A1 Noteholder or Class A1 Note Owner is entitled to take any of the above actions or to proceed directly against the Trustee to enforce the performance of any of the provisions of this deed or the Class A1 Notes (including the Conditions).

7.4	Available amounts

For the purpose of Condition 5.12, the Note Trustee shall be deemed not to be satisfied that the Trustee will be in a position to discharge the liabilities referred in that Condition unless, either:

(a)	the Trustee will have available to it sufficient cash in the Collection Account and sufficient Authorised Investments which will mature on or before the relevant Payment Date after making any other payments or provisions having priority in order of application under the applicable provisions of the Security Trust Deed; or

(b)	the Trustee has entered into a legally binding contract with an entity either whose long term unsecured and unguaranteed debt is rated AA- by S&P and Aa3 by Moody’s or whose short term unsecured and unguaranteed debt securities are rated A-1 by S&P and P-1 from Moody’s to provide sufficient cash on or before the relevant Payment Date to enable the Trustee to discharge the relevant liabilities.

7.5	Conflict of interests

The Note Trustee shall, with respect to all the powers, trusts, authorities, duties and discretions vested in it by the Transaction Documents, except where expressly provided otherwise, have regard solely to the interests of the Class A1 Noteholders.

8.	Notice of Payment

The Note Trustee shall give notice to the Class A1 Noteholders in accordance with Condition 12 of the day fixed for any payment to them of amounts received by the Note Trustee under clause 16 of the Security Trust Deed.

9.	Investment by Note Trustee

(a)	Any amount which, under the trusts of this Deed ought to or may be invested by the Note Trustee, may be invested by the Note Trustee (in accordance with the written directions of the Trust Manager) in any Authorised Investments and the Note Trustee may at any time or times vary any Authorised Investments into other Authorised Investments and shall not be responsible for any loss due to depreciation in value or otherwise resulting from any Authorised Investments made by it except as a result of its own wilful misconduct, negligence, default, breach of duty or breach of trust.

(b)	The Note Trustee shall have no obligation to invest and reinvest any cash held by it in the absence of timely and specific written investment direction from the Trust Manager. In no event shall the Note Trustee:

(i)	be liable for the selection of investments or for investment losses incurred on investments made under this clause 9; or

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(ii)	have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Trust Manager to provide timely written investment direction, except as a result of its own wilful misconduct, negligence, default, breach of duty or breach of trust.

(c)	The Note Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Note Trustee’s economic self-interest for:

(i)	serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Authorised Investments;

(ii)	using affiliates to effect transactions in certain Authorised Investments; and

(iii)	effecting transactions in certain Authorised Investments,

provided that such compensation shall not be an Expense of the Trust nor an expense payable by the Trustee to the Note Trustee under clause 12

(d)	The Note Trustee does not guarantee the performance of any Authorised Investment.

10.	Partial Payments

In the case of Definitive Notes, on any payment of amounts received by or on behalf of the Note Trustee under clause 16 of the Security Trust Deed (other than the payment in full against surrender of a Definitive Note) the Definitive Note in respect of which such payment is made shall be produced to the Note Trustee or the Paying Agent by or through whom such payment is made and the Note Trustee shall or shall cause the Paying Agent to enface on the Definitive Note a memorandum of the amount and the date of payment, but the Note Trustee may in any particular case dispense with that production and enfacement upon such indemnity and/or security being given to the Note Trustee by the recipient of the payment as the Note Trustee considers sufficient.

11.	Covenants by the Trustee and Trust Manager

11.1	Covenants by the Trustee and Trust Manager

Each of the Trustee and the Trust Manager undertakes to the Note Trustee, for itself and on behalf of the Class A1 Noteholders as follows in relation to the Trust for so long as any of the Class A1 Notes remain outstanding (except to the extent that the Note Trustee otherwise consents).

(a)	(Master Trust Deed covenants) It will comply with its covenants in clause 18, 22 or 29 of the Master Trust Deed.

(b)	(Transaction Documents):

(i)	It will ensure that it complies with its obligations under the Transaction Documents.

(ii)	It will use its best endeavours to procure that each other party to a Transaction Document complies with and performs its obligations under that Transaction Document.

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(c)	(Information) It will give to the Note Trustee a copy of any information relating to the Trust that the Note Trustee reasonably requests in connection with the exercise and performance of its powers and obligations under this deed.

(d)	(Notify Events of Default)

(i)	It will promptly notify the Note Trustee in writing if, to the knowledge of its officers who are responsible for the administration of the Trust, it becomes actually aware of the occurrence of an Event of Default, Trustee’s Default, Servicer Transfer Event, Title Perfection Event or Trust Manager’s Default including full details (to the extent known, without making any enquiry) of that Event of Default, Trustee’s Default, Servicer Transfer Event, Title Perfection Event or Trust Manager’s Default (as the case may be).

(ii)	The Trustee will provide the Note Trustee with a certificate signed by an Authorised Signatory of the Trustee on each anniversary of this deed, and at any other time within 14 days of request by the Note Trustee, confirming:

(A)	whether or not any Event of Default is subsisting of which it is actually aware;

(B)	any other matter which is required to be notified to the Note Trustee under the Transaction Documents and which has not previously been so notified; and

(C)	that the Trustee has complied with its obligations under this deed.

(e)	(Maintenance of Office or Agency) The Trustee will maintain in the Borough of Manhattan, The City of New York, an office or agency where Class A1 Notes may be surrendered for registration of transfer or exchange. The Trustee hereby initially appoints the Principal Paying Agent to serve as its agent for the foregoing purposes, located (through the office of the Principal Paying Agent’s agent) at DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, NY 10041. The Principal Paying Agent shall act solely for, and as agent of, the Trustee and shall not have any obligations towards or relationship or agency or trust with any other person in respect of its appointment under this sub-paragraph (e). The Trustee will give prompt written notice to the Note Trustee of the location, and of any change in the location, of any such office or agency. Notices and demands to or upon the Trustee in respect of the Class A1 Notes and this deed may be made or served at the Corporate Trust Office, and the Trustee hereby appoints the Note Trustee as its agent to receive all such surrenders, notices and demands. The Trust Manager shall procure that the Trustee maintains, if European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 is brought into force, a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any such directive or any law implementing or complying with, or introduced to conform with such directive.

(f)	(Calculation Agent) It will procure that, so long as any of the Class A1 Notes remain outstanding, there will at all times be an Calculation Agent.

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(g)	(Change to Paying Agents or Calculation Agent) It will give notice to the Class A1 Noteholders in accordance with the Agency Agreement and Condition 12 of:

(i)	any appointment, resignation or removal of any Paying Agent (other than the appointment of the initial Principal Paying Agent) or Calculation Agent;

(ii)	any change to any Paying Agent’s Paying Office (as defined in the Agency Agreement); or

(iii)	any change to the Calculation Agent’s Specified Office (as defined in the Agency Agreement).

(h)	(Notices) It will promptly give to the Note Trustee, or ensure that the Note Trustee receives, two copies of the form of every notice given to the Class A1 Noteholders in accordance with Condition 12.

(i)	(Annual Statement as to Compliance) The Trustee will deliver to the Note Trustee, within 120 days after the end of each fiscal year of the Trust (commencing on 30 September 2005), and otherwise in compliance with the requirements of section 314(a)(4) of the TIA, an Officer’s Certificate stating that:

(i)	a review of the activities of the Trustee in respect of the Trust during such year and of performance under the Transaction Documents has been made under supervision of the person signing the Officer’s Certificate (the Signatory); and

(ii)	to the best of the knowledge of the Signatory, based on the review referred to in sub-paragraph (i), the Trustee has complied with all conditions and covenants under the Transaction Documents throughout the relevant year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to the Signatory of the nature and status of the default.

For the purposes of this clause 11.1(i) compliance shall be determined without regard to any period of grace or requirement of notice under the Transaction Documents.

(j)	(Opinions as to Trust Estate) On the Closing Date, the Trustee shall furnish to the Note Trustee an Opinion of Counsel (who may be counsel for the Trustee) either stating that in the opinion of such counsel the Security Trust Deed and any other requisite documents has been properly recorded and filed so as to make effective the Security Interest intended to be created by the Security Trust Deed, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Security Interest effective.

Within 120 days after the end of each fiscal year commencing on 30 September 2005 the Trustee shall furnish to the Note Trustee an Opinion of Counsel (who may be the counsel for the Trustee) either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of the Security Trust Deed and any other requisite documents as is necessary to maintain the Security Interest created by the Security Trust Deed, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Security Interest.

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(k)	(Noteholder Report)

(i)	The Trustee (or the Trust Manager on its behalf) shall deliver to the Principal Paying Agent on each Collection Determination Date the Noteholders Report for the related Collection Period, with written instructions for the Principal Paying Agent to forward the Noteholders Report to each Class A1 Noteholder.

(ii)	Each Noteholder Report shall contain the information set out in Schedule 2.

12.	Remuneration of Note Trustee

12.1	Fee

The Trustee shall pay to the Note Trustee a fee as agreed in a separate fee letter between them.

12.2	Additional Remuneration

If the Note Trustee gives a notice under Condition 10, or which the Trustee requests it to undertake and which duties the Note Trustee, the Trust Manager and the Trustee agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under this deed, the Trustee shall pay to the Note Trustee any additional remuneration as they agree.

12.3	Costs, expenses

(a)	The Trustee shall also reimburse, pay or discharge all reasonable costs, charges, liabilities and expenses (including, without limitation, legal fees and expenses properly incurred and any value added or similar tax applicable thereto) and any stamp and other Taxes or duties paid by the Note Trustee in connection with properly undertaking its duties under the Transaction Documents and in connection with any legal proceedings brought by the Note Trustee to enforce any obligation under this deed or the Class A1 Notes. The Note Trustee shall not be reimbursed for any overhead or general operating expenses incurred by the Note Trustee.

(b)	Subject to clause 29 and without prejudice to the right of indemnity by law given to trustees, the Trustee indemnifies the Note Trustee, its officers, directors, employees and authorised agents and every other person properly appointed by it under this deed from and against all liabilities, losses, damages, costs, expenses (including, without limitation, legal fees and expenses properly incurred and any value added or similar tax applicable thereto), actions, proceedings, claims and demands incurred by or made against it or him in the execution of the trusts of this deed or of their powers or in respect of any matter or thing done or omitted in any way relating to this deed and the Transaction Documents or any documents executed in connection with this deed or any Transaction Document (other than arising from any breach of trust, fraud, wilful default or negligence by the Note Trustee or that person).

(c)

The indemnities in this clause are obligations of the Trustee separate and independent from its obligations under the Class A1 Notes and apply irrespective of any time or indulgence granted by the Note Trustee or the Class A1 Noteholders from time to time and shall continue in full force and effect despite the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Trustee for a liquidated sum or sums in respect of amounts due under this deed (other than this clause) or the Class A1 Notes. Any

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deficiency will constitute a loss suffered by the Class A1 Noteholders and no proof or evidence of any actual loss shall be required by the Trustee or its liquidator.

(d)	Subject to this deed, the obligation of the Trustee under this clause 12 shall survive the termination of this deed or the earlier resignation or removal of the Note Trustee.

12.4	Overdue rate

All sums payable by the Trustee under clause 12.3 shall be payable by the Trustee on the next Payment Date in the order set out in the Series Notice or (if applicable) the Security Trust Deed and shall carry interest at the rate of LIBOR (in the case of sums payable in US$) and the Bank Bill Rate (in the case of sums payable in A$) (as applicable) from the due date. Any amount payable shall carry interest at that rate from the due date to the date of actual payment.

12.5	Continuing obligation

Unless otherwise specifically stated in any discharge relating to this deed the provisions of this clause shall continue in full force and effect notwithstanding such discharge.

13.	Note Trustee

13.1	Preferential Collection of Claims Against Trustee

The Note Trustee shall comply with section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Note Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent required by the TIA.

13.2	Duties of Note Trustee

(a)	If an Event of Default has occurred and is subsisting, of which a Responsible Officer of the Note Trustee has actual knowledge, the Note Trustee shall exercise the rights and powers vested in it by this deed and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except while an Event of Default subsists:

(i)	the Note Trustee undertakes to perform such duties and only such duties as are specifically set forth in this deed and no implied covenants or obligations shall be read into this deed against the Note Trustee; and

(ii)	in the absence of bad faith on its part, the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Note Trustee and conforming to the requirements of this deed; however, the Note Trustee shall examine the certificates and opinions to determine whether or not they appear on their face to conform to the requirements of this deed.

(c)	The Note Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (a) of this clause; and

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(ii)	the Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Note Trustee was negligent in ascertaining the pertinent facts.

(d)	Section 315(d)(3) of the TIA is expressly excluded by this deed.

13.3	Obligations of Note Trustee

The Note Trustee represents and warrants that it is duly qualified to assume its obligations under this deed and has obtained all necessary approvals required to perform its obligations under this deed.

13.4	Notice of Defaults

If an Event of Default occurs and is subsisting and a Responsible Officer of the Note Trustee has actual knowledge of that Event of Default, the Note Trustee shall mail to each Class A1 Noteholder notice of the Event of Default within 90 days after becoming so aware.

13.5	Rights of Note Trustee

(a)	The Note Trustee may conclusively rely (and shall, save as provided herein, be fully protected in acting or refraining from acting) on any document believed by it to be genuine and to have been signed or presented by the proper person. The Note Trustee need not investigate any fact or matter stated in such document and shall not be responsible for the accuracy and/or completeness of any information supplied to it by the Trustee, the Trust Manager or any other person in connection with any of the Transaction Documents and shall not (save as otherwise provided herein) be liable or responsible for any losses to any person, howsoever caused, as a result of taking or omitting to take any action whatsoever in relation to any such documents, or otherwise.

(b)	Before the Note Trustee acts or refrains from acting, it may in its absolute discretion require an Officer’s Certificate or an Opinion of Counsel. The Note Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)	No provision of this deed shall require the Note Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity and/or security satisfactory to it against such risk or liability is not assured to it.

(d)	The Note Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this deed (other than in relation to its own execution of this deed) or the Class A1 Notes, shall not be accountable for the Trustee’s use of the proceeds from the Class A1 Notes, and shall not be responsible for any statement of the Trustee in this deed or in any document issued in connection with the sale of the Class A1 Notes or in the Class A1 Notes.

(e)

The Note Trustee may in relation to this deed act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, banker, broker, credit-rating agency, lead manager or other expert whether obtained by the Trustee, the Note Trustee, the Trust Manager, the Servicer or otherwise and (provided, in the case of lawyers, etc. retained

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by the Note Trustee, that the Note Trustee exercises reasonable care in selecting those lawyers, etc.) shall not be liable to any party for any liability, loss, damage, cost, expense, action, proceedings, claims or demands, howsoever and by whomsoever incurred, as a result thereof.

(f)	Any advice, opinion or information including but not limited to advice, opinion or information from any lawyer, valuer, accountant, banker, broker, credit-rating agency or lead manager, whether obtained by the Trustee, the Note Trustee, the Trust Manager, the Servicer or otherwise, may be sent or obtained by letter, telex, telegram, e-mail, facsimile transmission or cable and the Note Trustee shall not be liable for acting on any such advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, e-mail, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(g)	The Note Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by an Authorised Signatory of the Trustee or the Trust Manager (as the case may be) and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by the Note Trustee acting on that certificate.

(h)	The Note Trustee is at liberty to hold or to place this deed and any other documents relating to this deed in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers reasonably considered by the Note Trustee to be of good repute, neither the Note Trustee nor the Security Trustee shall be responsible for or required to insure against any loss incurred in connection with any such deposit and all reasonable sums required to be paid on account of or in respect of any such deposit shall be an Expense of the Trust.

(i)	The Note Trustee shall not be responsible for the application of the proceeds of the issue of any of the Class A1 Notes by the Trustee or any moneys borrowed by the Trustee under any Transaction Document or the exchange of any Book-Entry Note for any other Book-Entry Note, or Definitive Note, as the case may be.

(j)	The Note Trustee shall not be bound to give notice to any person of the execution of this deed or any of the Transaction Documents or any transaction contemplated hereby or thereby or to take any steps to ascertain whether any Event of Default has happened and, until a Responsible Officer has actual knowledge or has received express written notice to the contrary, the Note Trustee is entitled to assume that no Event of Default has happened and that the Trustee and each other party to any Relevant Document is observing and performing all the obligations on its part contained in the Class A1 Notes and under this deed or, as the case may be, the Security Trust Deed or any other Transaction Document to which it is a party.

(k)

Save as expressly otherwise provided in this deed or the Transaction Documents, the Note Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretions vested in the Note Trustee by this deed and the Transaction Documents (the exercise of which as between the Note Trustee and the Class A1 Noteholders) shall be conclusive and binding on the Class A1 Noteholders but whenever the Note Trustee is under the provisions

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of this deed or the Transaction Documents bound to act at the request or direction of the Class A1 Noteholders, or any of them, the Note Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses (including, without limitation, legal fees and expenses and any value added or similar tax applicable thereto) and liabilities which it may incur by so doing.

(l)	Any consent or approval given by the Note Trustee for the purpose of this deed, the Conditions and any Transaction Document may be given on any terms and subject to any conditions as the Note Trustee in its absolute discretion thinks fit and despite anything to the contrary contained in this deed, any Transaction Document or the Conditions may be given retrospectively.

(m)	The Note Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Class A1 Noteholder or any Mortgagee, any confidential financial, price sensitive or other information made available to the Note Trustee by the Trustee or any other person in connection with the trusts of this deed (and expressly designated by the Trustee as such) and no Class A1 Noteholder shall be entitled to take any action to obtain from the Note Trustee any such information.

Notwithstanding anything in this paragraph (m) to the contrary, the foregoing shall not be construed to prohibit:

(i)	disclosure of any and all information that is or becomes publicly known, or information obtained by the Note Trustee from sources other than the Trustee;

(ii)	disclosure of any and all information:

(A)	if required to do so by any applicable statute, law, rule or regulation;

(B)	to any Governmental Agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Note Trustee’s business or that of its Related Corporations;

(C)	pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration;

(D)	in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this deed; or

(E)	to any affiliate, independent or internal auditor, agent, employee or attorney of the Note Trustee having a need to know the same; or

(iii)	any other disclosure authorised by the Trustee.

(n)	Where it is necessary or desirable for any purpose in connection with this deed to convert any sum from one currency to another it shall (unless otherwise provided by this deed, any other Transaction Document or required by law) be converted at the rate or rates, in accordance with the method and as at the date for the determination of the rate of exchange, as may be directed in writing by the Trustee or the Trust Manager as relevant and the rate, method and date so directed shall be binding on the Trustee and the Class A1 Noteholders.

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(o)	The Note Trustee shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Note Trustee under this deed or by the Trustee under any of the Transaction Documents has happened or to monitor or supervise the observance and performance by the Trustee or any of the other parties thereto of their respective obligations thereunder and, until a Responsible Officer of the Note Trustee has actual knowledge or express notice to the contrary, the Note Trustee shall be entitled to assume that no such event, condition or act has happened and that the Trustee and each of the other parties thereto are observing and performing all their respective obligations thereunder.

(p)	The Note Trustee shall not be responsible for recitals, statements, warranties or representations of any party (other than itself) contained in any Transaction Document or other document entered into in connection with it and shall assume its accuracy and correctness and its execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of that agreement or other document or any security constituted by them, and the Note Trustee may accept without enquiry, requisition or objection all title as the Trustee may have to any of the Mortgaged Property or as any other person may have to any other security charged from time to time to the Note Trustee and shall not be bound to investigate or make any enquiry in the title of the Trustee to any of the Mortgaged Property or the title of any other person to any other security charged from time to time to the Note Trustee whether or not any defect or failure is or was known to the Note Trustee or might be, or might have been, discovered upon examination inquiry or investigation and whether or not capable of remedy. Notwithstanding the generality of the foregoing each Class A1 Noteholder is solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Trustee, and the Note Trustee shall not at any time have any responsibility for the same and no Class A1 Noteholder shall rely on the Note Trustee in that respect.

(q)	The Note Trustee shall not be liable for any failure, omission or defect in or filing or procuring registration or filing of or otherwise protecting or perfecting the Security Trust Deed or the Mortgaged Property or any other security or failure to call for or delivery of documents of title to the Mortgaged Property or any other security or to require any further assurances in relation to any property or assets comprised in the Mortgaged Property or any other security.

(r)	The Note Trustee shall not be obliged (whether or not directed to do so by the Class A1 Noteholders) to direct the Security Trustee to perfect legal title to any Purchased Receivable Security if, in the sole opinion of the Note Trustee, that perfection would or might result in the Note Trustee becoming liable to or incurring any obligation to any borrower under a Purchased Receivable Security and, in its sole opinion, there is or would be insufficient cash to discharge, in accordance with the provisions of the Security Trust Deed, that liability or obligations as and when they arise. Notwithstanding the generality of the foregoing, the Note Trustee shall have no responsibility or liability for the payment of any fees for the registration of any Receivable Security in Australia or for any related legal, administrative or other fees, costs and expenses (including, but not limited to, any proper disbursements

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and any value added tax). The Note Trustee has no obligation to direct the Security Trustee to perfect legal title except where directed to do so by the Class A1 Noteholders.

(s)	The Note Trustee shall, as regards all the powers, trusts, authorities, duties and discretions vested in it by this deed, the Transaction Documents or the Class A1 Notes (including the Conditions), except where expressly provided otherwise have regard solely to the interests of the Class A1 Noteholders.

(t)	Without prejudice to the provisions of any Transaction Document, the Note Trustee shall not be under any obligation to insure any of the Mortgaged Property (or any other property) or any deeds or documents of title or other evidence relating to that property and shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any that insurance.

(u)	The Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Mortgaged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collection Account, from time to time however caused (including any bank, broker, depositary, warehouseman or other intermediary or any clearing system or its operator acting in accordance with or contrary to the terms of any of the Transaction Documents or otherwise), unless that loss is occasioned by the wilful neglect or misconduct or fraud, or breach of trust of the Note Trustee. The Note Trustee has no responsibility under this deed to monitor the Mortgaged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collection Account.

(v)	The Note Trustee has no responsibility whatsoever to the Trustee or any Class A1 Noteholder as regards any deficiency or additional payment, as the case may be, which might arise because the Note Trustee or the Trustee is subject to any Tax in respect of the Mortgaged Property, the Security Trust Deed or any other security or any income or any proceeds from them.

(w)	No provision of this deed requires the Note Trustee to do anything which may be illegal or contrary to applicable law or regulation. Without limitation nothing contained in this deed imposes any obligation on the Note Trustee to make any further advance to a borrower or to borrow any moneys under a Transaction Document or to maintain, protect or preserve any moneys standing to the credit of the Collection Account.

(x)	The Note Trustee is not responsible for the genuineness, validity, effectiveness, sufficiency or suitability of any of the Transaction Documents or any of the Mortgages, Security Interests or other documents entered into (other than in relation to its own execution of the relevant Transaction Documents) in connection with them or any Mortgage Insurance Policy or any other document or any obligation or rights created or purported to be created by them or under them or any Security Interest or the priority constituted by or purported to be constituted by or pursuant to that Security Interest, nor shall it be responsible or liable to any person because of any invalidity of any provision of those documents or the unenforceability of those documents, whether arising from statute, law or decision of any court and (without limitation) the Note Trustee shall not be responsible for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(i)	the nature, status, creditworthiness or solvency of any borrower or any other person or entity who has at any time provided any security or support whether by way of Guarantee, Security Interest or otherwise in respect of any advance made to any borrower;

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(ii)	the execution, legality, validity, adequacy, admissibility in evidence or enforceability of any Mortgage or Loan or any other document entered into in connection with them;

(iii)	the title, ownership, value, sufficiency or existence of any Land, Mortgaged Property, or any Mortgage Insurance Policy;

(iv)	the registration, filing, protection or perfection of any Mortgage or the priority of the security created under a Mortgage whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;

(v)	the scope or accuracy of any representations, warranties or statements made by or on behalf of any borrower in any application for any advance or in any Mortgage or Loan or in any document entered into in connection with them;

(vi)	the performance or observance by any borrower or any other person of any provisions of any Mortgage or Loan or in any document entered into in connection with them or the fulfilment or satisfaction of any conditions contained in them or relating to them or as to the existence or occurrence at any time of any default, event of default or similar event contained in them or any waiver or consent which has at any time been granted in relation to any of the above;

(vii)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any Mortgage or Loan;

(viii)	the title of the Trustee to any Mortgage, Loan or other Mortgaged Property;

(ix)	the suitability, adequacy or sufficiency of any guidelines under which Loans are entered into or compliance with those guidelines or compliance with any applicable criteria for any further advances or the legality or ability or enforceability of the advances or the priority of the Mortgage in relation to the advances;

(x)	the compliance of the provisions and contents of and the manner and formalities applicable to the execution of the Mortgages and Loans and any documents connected with them or the making of any advance intended to be secured by them or with any applicable laws or regulations (including Consumer Credit Legislation);

(xi)	the failure by any Approved Seller, the Trustee, the Servicer or the Trust Manager to obtain or comply with any Authorisation in connection with the origination, sale, purchase or administration of any of the Mortgages or Loans or the making of any advances in connection with them or the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to any of the Mortgages or Loans or other documents entered into in connection with them;

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(xii)	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Transaction Documents or any other document;

(xiii)	any accounts, books, records or files maintained by any Approved Seller, the Servicer, the Trustee, the Trust Manager or any other person in respect of any of the Mortgages or Loans;

(xiv)	any other matter or thing relating to or in any way connected with any Mortgage or Loan or any document entered into in connection with them whether or not similar to the above; or

(xv)	any facts or matters stated in any resolution, certificate, opinion, report, notice, request, consent or other written approval.

(y)	None of the Note Trustee, its officers, directors, employees or authorised agents is liable or responsible for any loss, cost, damages, expenses or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this deed, any Transaction Document or any other document or as a consequence of or in connection with it being held or treated as, or being deemed to be, a creditor, for the purposes of the Consumer Credit Legislation, in respect of any of the Mortgages.

(z)	In connection with any proposed modification, waiver, authorisation or determination permitted by this deed, the Note Trustee shall not have any responsibility for the consequences thereof for individual Class A1 Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to, the jurisdiction of any particular territory.

(aa)	The Note Trustee shall have no responsibility for the maintenance of any rating of the Class A1 Notes by a Designated Rating Agency or any other credit-rating agency or any other person.

(bb)	The Note Trustee shall be under no obligation to monitor or supervise the functions of the Servicer from time to time under the terms of the Servicing Agreement or any other person under any other Transaction Document, including and is entitled, in the absence of actual knowledge of a breach of duty or obligation, to assume that the Servicer is properly performing its obligations in accordance with the provisions of the Servicing Agreement or that any other person is properly performing its obligations in accordance with each other Transaction Document, as the case may be.

(cc)	The Note Trustee acknowledges that the Trust Manager is responsible, under the Series Notice, for calculating all amounts referred to in clause 5.2 of the Series Notice (other than calculations required to be made by the Calculation Agent under the Agency Agreement) and the Note Trustee has no liability in respect of these calculations other than as a result of the negligence, bad faith or wilful default of the Note Trustee.

(dd)

The Note Trustee shall not be liable to the Trustee, or any Class A1 Noteholder by reason of having accepted as valid or not having rejected any Definitive Note purporting to be such and subsequently found to be forged or not authentic and the Note Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence of the facts

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stated therein a certificate or letter of confirmation certified as true and accurate and signed on behalf of the Common Depositary or any common depositary for them or any person as the Note Trustee reasonably considers appropriate, or any form of record made by any of them to the effect that at any particular time or through any particular period any particular person is, was, or will be, shown in its records as entitled to a particular number of Class A1 Notes.

14.	Note Trustee’s Liability

Nothing in this deed shall in any case in which the Note Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this deed conferring on it any powers, authorities or discretions exempt the Note Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any wilful misconduct, negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this deed.

15.	Delegation by Note Trustee

(a)	The Note Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons for any period (whether exceeding one year or not) or indefinitely all or any of the trusts, powers and authorities vested in the Note Trustee by this deed and that delegation may be made upon any terms and subject to any conditions (including power to sub-delegate) and subject to any regulations as the Note Trustee may in the interests of the Class A1 Noteholders think fit.

(b)	If the Note Trustee exercises reasonable care in the selection of a delegate under paragraph (a), the Note Trustee shall not be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate. The Note Trustee must within a reasonable time prior to any delegation or any renewal, extension or termination of any delegation give notice of it to the Trustee.

16.	Employment of Agent by Note Trustee

The Note Trustee may in the conduct of the trusts of this deed, instead of acting personally, employ and pay an agent, custodian or nominee, whether being a lawyer or other professional person, to transact or concur in transacting any business and to do or concur in doing all acts required to be done in connection with the trusts of this deed. If the Note Trustee exercises reasonable care in the selection of that agent, the Note Trustee shall not in any way be responsible for any loss incurred by reason of any misconduct or default on the part of that agent.

Any agent, custodian or nominee of the Note Trustee under this deed is entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this deed and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this deed. Those charges will be for the account

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of the Note Trustee who shall pay such charges out of funds it is holding in accordance with the terms of this deed or shall be reimbursed by the Trustee under clause 12.

17.	Note Trustee Contracting with Trustee

Neither the Note Trustee nor any director or officer of a corporation acting as a trustee under this deed, nor the Security Trustee, is by reason of its or their fiduciary position in any way precluded from entering into or being interested in any contract or financial or other transaction or arrangement with the Trustee or any other party to any of the Transaction Documents or any person or body corporate associated with the Trustee including any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to or the purchase, placing or underwriting of or subscribing or procuring subscriptions for or otherwise acquiring holding or dealing with the Class A1 Notes, or any of them, or any other bonds, stocks, shares, debenture stock, debentures, notes or other securities of the Trustee or any other party to any of the Transaction Documents or any related person or body corporate or from accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Trustee or any other party to any of the Transaction Documents or any related person or body corporate or any other office of profit under the Trustee or any other party to any of the Transaction Documents or any related person or body corporate and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received by them or in connection with any of those arrangements.

18.	Waiver

(a)	The Note Trustee may, without prejudice to its rights in respect of any subsequent breach, condition, event or act from time to time and at any time, subject to clause 7.1, waive or authorise on any terms and subject to any conditions as it sees fit and proper:

(i)	any breach or proposed breach by the Trustee of any of the covenants or provisions contained in this deed or in the Class A1 Notes (including the Conditions) or any other Transaction Document; or

(ii)	determine that any condition, event or act which constitutes, or which with the giving of notice, the lapse of time or the issue of a certificate would constitute, but for that determination, an Event of Default shall not, or shall not subject to specified conditions, be so treated for the purposes of this deed, but the Note Trustee shall not exercise any powers conferred on it by this clause in contravention of:

(iii)	any express direction given in writing by holders of Class A1 Notes representing at least 75% of the aggregate Invested Amount of the Class A1 Notes, or by a Request under Condition 10.

No direction or request shall affect any waiver, authorisation or determination previously given or made.

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(b)	Any waiver, authorisation or determination under this clause is binding on the Class A1 Noteholders and if, but only if, the Note Trustee so requires, shall be notified by the Trustee to the Class A1 Noteholders in accordance with Condition 12 as soon as practicable.

19.	Amendment

19.1	Approval

The Note Trustee, the Trust Manager and the Trustee may, following giving notice (by either the Trust Manager or the Trustee) to each Designated Rating Agency, by way of supplemental deed alter, add to or modify this deed (including this clause 19), the Conditions (other than the proviso in clause 33.2 or any provision of this deed or the Conditions referred to in that proviso) and this clause or any Transaction Document so long as that alteration, addition or modification is:

(a)	to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

(b)	in the opinion of the Note Trustee (for which it may rely on an Opinion of Counsel) necessary to comply with the provisions of any law or regulation or with the requirements of any Government Agency;

(c)	in the opinion of the Note Trustee (for which it may rely on an Opinion of Counsel) appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of any Government Agency (including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a law or regulation or an amendment to any law or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust); or

(d)	in the opinion of the Note Trustee (for which it may rely on an Opinion of Counsel) neither materially prejudicial nor likely to be materially prejudicial to the interest of the Class A1 Noteholders as a whole, and in the manner, and to the extent, permitted by the Transaction Documents.

19.2	Resolution of Class A1 Noteholders

Subject to clause 33.2, where a proposed alteration, addition or modification to this deed, other than an alteration, addition or modification referred to in clause 19.1, is materially prejudicial or likely to be materially prejudicial to the interest of Class A1 Noteholders as a whole, the Note Trustee, the Trust Manager and the Trustee may make that alteration, addition or modification (subject to the TIA (if applicable)) only if sanctioned in writing by holders of at least 75% of the aggregate Invested Amount of the Class A1 Notes.

19.3	Distribution of amendments

The Trust Manager shall distribute to all Class A1 Noteholders a copy of any amendments made under clause 19.1 or 19.2 under Condition 12 as soon as reasonably practicable after the amendment has been made.

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19.4	Amendments binding

Any amendment under this clause is binding on the Class A1 Noteholders. Prior to its execution of any amendment, the Note Trustee is entitled to receive an Opinion of Counsel stating that such amendment is authorised or permitted under this deed and that all conditions precedent (if any) to the execution of such amendment have been satisfied.

19.5	Conformity with TIA

For so long as this deed shall be qualified under the TIA, every amendment of this deed executed pursuant to this clause 19 shall conform to the requirements of the TIA as then in effect.

20.	Class A1 Noteholders

20.1	Absolute Owner

(a)	The Trustee, the Trust Manager, the Security Trustee, the Note Trustee and any Paying Agent may treat the registered holders of any Definitive Note as the absolute owner of that Definitive Note (whether or not that Definitive Note is overdue and despite any notation or notice of ownership or writing on it or any notice of previous loss or theft of it or trust or other interest in it) for the purpose of making payment and for all purposes and none of the Trustee, the Trust Manager, the Security Trustee, the Note Trustee or the Paying Agents is affected by any notice to the contrary.

(b)	So long as the Class A1 Notes, or any of them, are represented by a Book-Entry Note, the Trustee, the Trust Manager, the Note Trustee and any Paying Agent may treat the person for the time being shown in the records of the Clearing Agency as the holder of any Class A1 Note as the absolute owner of that Class A1 Note and the Trustee, the Trust Manager, the Note Trustee and the Paying Agents are not affected by any notice to the contrary, but without prejudice to the entitlement of the registered holder of the Book-Entry Note to be paid principal and interest on the Book-Entry Note in accordance with its terms. Such person shall have no claim directly against the Trustee or the Note Trustee in respect of payment due on the Class A1 Notes for so long as the Class A1 Notes are represented by a Book-Entry Note and the relevant obligations of the Trustee will be discharged by payment to the registered holder of the Book-Entry Note in respect of each amount so paid.

(c)	Any payments by the Trustee to the registered holder of a Book-Entry Note or to an owner of a Class A1 Note under this clause will be a good discharge of the Trustee’s payment obligations in respect thereto.

(d)	All payments made to the owner of a Class A1 Note under this clause (or, in the case of a Book-Entry Note, to or to the order of the registered holder of that Book-Entry Note) shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon those Class A1 Notes.

(e)

Any instalment of interest or principal, payable on any Class A1 Note which is punctually paid or duly provided for by the Trustee to the Paying Agent on the applicable Payment Date or Maturity Date shall be paid to the person in whose name such Class A1 Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such

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person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to clause 3.3 (with respect to Class A1 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.)), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class A1 Note on a Payment Date or Maturity Date and except for the redemption for any Class A1 Note called for redemption pursuant to Condition 5 which shall be payable as provided in paragraph (f).

(f)	The principal of each Class A1 Note shall be payable on each Payment Date and the Maturity Date as set forth in the Conditions. Upon receiving written notice from the Trustee that the final instalment of principal and interest on the Class A1 Notes will be paid, the Principal Paying Agent shall notify the person in whose name a Class A1 Note is registered at the close of business on the Record Date preceding the Payment Date, of the date on which the Trustee expects that the final instalment of principal of and interest on such Class A1 Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Maturity Date and shall specify that such final instalment will be payable only upon presentation and surrender of such Class A1 Note and shall specify the place where such Class A1 Note may be presented and surrendered for payment of such instalment. Notices in connection with redemptions of Class A1 Notes shall be mailed to the Class A1 Noteholders as provided in clause 26.1.

20.2	Clearing Agency Certificate

The Trustee, the Trust Manager and the Note Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence a certificate or letter or confirmation signed on behalf of any Clearing Agency, or any form of record made by any of them to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as entitled to a particular interest in a Book-Entry Note.

21.	Currency Indemnity

Subject to this deed, the Trustee indemnifies the Note Trustee and the Class A1 Noteholders and keeps them indemnified against:

(a)	any loss or damage incurred by any of them arising from the non-payment by the Trustee of any US$ amount due to the Note Trustee or the relevant Class A1 Noteholders under this deed or the relevant Class A1 Notes by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect of that payment, which amount is expressed in a currency other than US$, and under which the Note Trustee, the Class A1 Noteholders do not have an option to have that judgment or order expressed in US$, and those prevailing at the date of actual payment by the Trustee; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between:

(i)	the date (if any) as of which the non-US$ currency equivalent of the US$ amounts due or contingently due under this deed (other than this clause) or in respect of the

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relevant Class A1 Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Trustee; and

(ii)	the final date for ascertaining the amount of claims in that bankruptcy, insolvency or liquidation provided that in that bankruptcy, insolvency or liquidation claims are required to be made in a currency other than US$.

The amount of that deficiency shall not be reduced by any variation in rates of exchange occurring between that final date and the date of any distribution of assets in connection with that bankruptcy, insolvency or liquidation.

(c)	The indemnities in this clause are obligations of the Trustee separate and independent from its obligations under the Class A1 Notes and apply irrespective of any time or indulgence granted by the Note Trustee or the Class A1 Noteholders from time to time and shall continue in full force and effect (including on termination of this deed or the earlier resignation or removal of the Note Trustee) despite the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Trustee for a liquidated sum or sums in respect of amounts due under this deed (other than this clause) or the Class A1 Notes. Any deficiency will constitute a loss suffered by the Class A1 Noteholders and no proof or evidence of any actual loss shall be required by the Trustee or its liquidator.

22.	New Note Trustees

22.1	Appointment by Trustee

The Trustee may on the recommendation of the Trust Manager at any time appoint a new note trustee of this deed who has previously been approved in writing by holders of at least 75% of the aggregate Invested Amount of the Class A1 Notes. One or more persons may hold office as note trustee or note trustees of this deed but that note trustee or note trustees must be or include a Trust Corporation. Whenever there are more than two note trustees of this deed, the majority of those note trustees are competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Note Trustee by this deed if a Trust Corporation is included in that majority.

22.2	Appointment by Note Trustee

(a)	The Note Trustee may, on 30 days prior written notice to the Trustee and Trust Manager, appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate note trustee or as a co-note trustee jointly with the Note Trustee:

(i)	if the Note Trustee considers that appointment to be in the interests of the Class A1 Noteholders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this deed against the Trustee.

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(b)	Subject to the provisions of this deed, a person appointed under paragraph (a) has all rights, powers, authorities and discretions (not exceeding those conferred on the Note Trustee by this deed) and all duties and obligations conferred or imposed by the instrument of appointment. All rights, powers, duties and obligations conferred or imposed upon the Note Trustee shall be conferred or imposed upon and exercised or performed by the Note Trustee and such separate note trustee or co-note trustee jointly (it being understood that such separate trustee or co-note trustee is not authorised to act separately without the Note Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Note Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Note Trustee.

(c)	The Note Trustee may remove any person appointed under this clause. The reasonable remuneration of any person appointed under this clause together with any costs, charges and expenses properly incurred by it in performing its function as note trustee or co-note trustee will be costs, charges and expenses incurred by the Note Trustee under this deed, which shall be reimbursed by the Trustee under clause 12.

22.3	Notice

(a)	The Trustee or the Trust Manager on its behalf shall notify the Principal Paying Agent and the Class A1 Noteholders in writing of any appointment of a new note trustee or any retirement or removal of an existing note trustee of this deed as soon as practicable after becoming aware of that appointment, retirement or removal.

(b)	The Trustee or the Trust Manager on its behalf shall notify each Designated Rating Agency in writing of any appointment of a new note trustee or its retirement or removal as soon as practicable.

23.	Note Trustee’s Retirement and Removal

23.1	Removal by Trustee

The Trustee (or the Trust Manager on its behalf after advising the Trustee) may at any time terminate the appointment of the Note Trustee by giving written notice to that effect to each Designated Rating Agency and the Note Trustee with effect immediately on that notice, if any of the following occurs in relation to the Note Trustee:

(a)	an Insolvency Event has occurred in relation to the Note Trustee;

(b)	the Note Trustee has ceased its business (subject only to clause 23.6(b));

(c)	the Note Trustee has failed to remedy, within fourteen days after written notice by the Trustee or Trust Manager, any material breach of this deed on the part of the Note Trustee; or

(d)	the Note Trustee fails to satisfy any obligation imposed on it under the TIA with respect to the Trust or this deed, or comply with clause 23.7.

Note Trust Deed

23.2	Removal by Class A1 Noteholders

The Class A1 Noteholders may resolve by written consent of the holders of at least 75% of the aggregate Invested Amount of Class A1 Notes to require the Trustee (or the Trust Manager on its behalf) to remove the Note Trustee or note trustees for the time being of this deed upon 30 days notice.

23.3	Resignation

Subject to this clause 23, the Note Trustee may resign its appointment under this deed at any time by giving to the Trustee, the Trust Manager and each Designated Rating Agency not less than 60 days written notice to that effect, which notice shall expire not less than 30 days before nor 30 days after any due date for payment of any Class A1 Notes.

23.4	Rating Agencies confirmation

Any resignation or removal of the Note Trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by that successor note trustee and confirmation by the Designated Rating Agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the Class A1 Notes.

23.5	Trust Corporation

The Trustee undertakes that if the only Note Trustee which is a Trust Corporation retires or is removed it will use its best endeavours to promptly appoint a new note trustee of this deed which is a Trust Corporation as soon as reasonably practicable. The retirement or removal of any Note Trustee shall not become effective until a successor Note Trustee which is a Trust Corporation is appointed. The Trust Manager must assist the Trustee to appoint a new Note Trustee of this deed. If the Trustee fails to appoint a new Note Trustee within 60 days from such retirement, resignation or removal, the Note Trustee shall be entitled to appoint a new Note Trustee which is a Trust Corporation and such appointment shall be deemed to have been made under clause 22.2 of this deed.

23.6	Successor to Note Trustee

(a)	On the execution by the Trustee, the Trust Manager and any successor Note Trustee of an instrument effecting the appointment of that successor Note Trustee, that successor Note Trustee shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor Note Trustee with effect as if originally named as Note Trustee in this deed and that predecessor Note Trustee, on payment to it of the pro rata proportion of its fee and disbursements then unpaid (if any), shall have no further liabilities under this deed, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Note Trustee is appointed.

(b)	Any corporation:

(i)	into which the Note Trustee is merged;

(ii)	with which the Note Trustee is consolidated;

(iii)	resulting from any merger or consolidation to which the Note Trustee is a party;

Note Trust Deed

(iv)	to which the Note Trustee sells or otherwise transfers all or substantially all the assets of its corporate trust business,

shall, on the date when that merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Note Trustee under this deed without the execution or filing of any agreement or document or any further act on the part of the parties this deed, unless otherwise required by the Trustee or the Trust Manager, and after that effective date all references in this deed to the Note Trustee shall be references to that corporation.

23.7	Eligibility; Disqualification

(a)	The Note Trustee shall at all times satisfy the requirements of section 310(a) of the TIA.

(b)	The Note Trustee shall have a combined capital and surplus (as those terms are used in the TIA) of at least US$50,000,000 as set forth in its most recent published annual report of condition.

(c)	The Note Trustee shall comply with section 310(b) of the TIA provided that any indenture or indentures under which other securities of the Trustee are outstanding shall be excluded from the operation of section 310(b)(1) of the TIA for the purposes of paragraph (b) if the requirements for such exclusion set out in section 310(b)(1) of the TIA are met.

24.	Note Trustee’s Powers Additional

The powers conferred upon the Note Trustee by this deed shall be in addition to any powers which may from time to time be vested in the Note Trustee by the general law or as a holder of any of the Class A1 Notes.

25.	Severability of Provisions

Any provision of this deed which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

26.	Notices

26.1	General

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this deed:

(a)	must be in writing;

(b)	must be signed by an Authorised Signatory of the sender; and

Note Trust Deed

(c)	will be taken to be duly given or made:

(i)	(in the case of delivery in person or by post) when delivered, received or left at the address of the recipient shown in clause 26.2 or to any other address which it may have notified by the recipient to the sender;

(ii)	(in the case of facsimile transmission) on receipt of a transmission report confirming successful transmission to the number shown in clause 26.2 or any other number notified by the recipient to the sender under this clause 26; and

(iii)	(in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission to the number shown in clause 26.2 or any other number notified by the recipient to the sender under this clause 26, but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4.00 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

26.2	Details

The address, facsimile and telex of each party at the date of this deed are as follows:

The Trustee

WESTPAC SECURITIES ADMINISTRATION LIMITED

Level 13, The Chifley Tower

2 Chifley Square

SYDNEY NSW 2000

Tel:                     612 9259 9128

Fax:                     612 9259 9487

Attention:           Trustee Securitisation Manager

The Trust Manager

WESTPAC SECURITISATION MANAGEMENT PTY LIMITED

Level 6

60 Martin Place

SYDNEY NSW 2000

Tel:                     612 9284 9369

Fax:                     612 9284 8295

Attention:           Securitisation Trust Manager

Copy to: C/- Legal Counsel, New York Branch

                            39th Floor

                            575 Fifth Avenue

                            New York, NY 10017-24

Note Trust Deed

The Principal Paying Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS

1761 East St. Andrew Place, Santa Ana, California 92705-4934

Fax:                     714 247 6285

Attention:           Trust Administration – Westpac 2005-1G

The Note Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS

1761 East St. Andrew Place, Santa Ana, California 92705-4934

Fax:                     714 247 6285

Attention:           Trust Administration - Westpac 2005-1G

27.	Governing Law and Jurisdiction

This deed and the trusts constituted under this deed are governed by the law of New South Wales, Australia. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there. The administration of the Note Trust, including the exercise of the Note Trustee’s powers under clause 13 of this deed, is governed by the law of the State of New York and in the event of any inconsistency between the operation of the law of New South Wales, Australia and the law of the State of New York in respect of the application of those powers, the law of the State of New York will prevail to the extent of the inconsistency.

28.	Counterparts

This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

29.	Limited Recourse

29.1	General

Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Trustee and the Trust Manager under this deed.

29.2	Liability of Trustee limited to its right to indemnity

(a)	The Trustee enters into this deed only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this deed or the Trust can be enforced against the Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee’s liability applies despite any other provision of this deed and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed or the Trust.

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(b)	The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee.

(c)	The provisions of this clause 29 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the Assets of the Trust as a result of the Trustee’s fraud, negligence or breach of trust.

(d)	Without affecting any limit or exclusion of liability in relation to the duties, powers or obligations under the Transaction Documents of any of the Trust Manager, the Servicer, the Currency Swap Provider, the Note Trustee, the Principal Paying Agent, the other Paying Agents, the Note Registrar or the Calculation Agent (each a Relevant Party), it is acknowledged that each Relevant Party is responsible under this deed and the other Transaction Documents for performing a variety of respective obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations under this deed) will be considered fraud, negligence or breach of trust of the Trustee for the purpose of sub-paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this deed or the relevant Transaction Documents, but excluding any Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this deed or the relevant Transaction Documents, but excluding any Relevant Party).

(e)	No attorney, agent, receiver or receiver and manager appointed in accordance with this deed or any other Transaction Documents (including a Relevant Party) has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Trustee for the purpose of sub-paragraph (c), if the Trustee has exercised reasonable care in the selection and supervision of such a person.

29.3	Unrestricted remedies

Nothing in clause 29.2 limits any party (other than the Trustee) in:

(a)	obtaining an injunction or other order to restrain any breach of this deed by any party;

(b)	obtaining declaratory relief; or

(c)	in relation to its rights under the Security Trust Deed or this deed.

29.4	Restricted remedies

Except as provided in clause 29.3, no party shall:

(a)	(judgment) obtain a judgment for the payment of money or damages by the Trustee;

Note Trust Deed

(b)	(statutory demand) issue any demand under s459E(1) of the Corporations Act (or any analogous provision under any other law) against the Trustee;

(c)	(winding up) apply for the winding up or dissolution of the Trustee;

(d)	(execution) levy or enforce any distress or other execution to, on, or against any assets of the Trustee;

(e)	(court appointed receiver) apply for the appointment by a court of a receiver to any of the assets of the Trustee;

(f)	(set-off or counterclaim) exercise or seek to exercise any set-off or counterclaim against the Trustee; or

(g)	(administrator) appoint, or agree to the appointment, of any administrator to the Trustee,

or take proceedings for any of the above and each party waives its rights to make those applications and take those proceedings.

30.	Successor Trustee

The Note Trustee shall do all things reasonably necessary to enable any successor Trustee appointed under clause 24 of the Master Trust Deed to become the Trustee under this deed.

31.	Noteholders’ Lists and Reports

31.1	Provision of information

The Trustee will furnish or cause to be furnished to the Note Trustee:

(a)	every six months (with the first six month period commencing on the Closing Date) (each such date being a Notice Date), a list, in such form as the Note Trustee may reasonably require, of the names and addresses of the Class A1 Noteholders as of the Record Date immediately preceding that Notice Date; and

(b)	at such other times as the Note Trustee may request in writing, but in any event within 30 days after receipt by the Trustee of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished, provided that so long as:

(c)	the Note Trustee is the Note Registrar; or

(d)	the Class A1 Notes are Book-Entry Notes,

no such list shall be required to be furnished.

31.2	Preservation of Information; Communications to Class A1 Noteholders

(a)

The Note Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Class A1 Noteholders contained in the most recent list (if any) furnished to the Note Trustee as provided in clause 31.1 and, so long as it continues to act as Note Registrar, the names and addresses of Class A1 Noteholders received by the Note

Note Trust Deed

Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such clause 31.1 upon receipt of a new list so furnished.

(b)	Class A1 Noteholders may communicate pursuant to section 312(b) of the TIA with other Class A1 Noteholders with respect to their rights under this Deed or under the Class A1 Notes.

(c)	The Trustee, Note Trustee and Note Registrar shall have the protection of section 312(c) of the TIA.

31.3	Reports by Note Trustee

If required by section 313(a) of the TIA, within 60 days after each 30 September, beginning with 30 September 2005, the Note Trustee shall mail to each Class A1 Noteholder and the Trustee as required by section 313(c) of the TIA a brief report dated as of such date that complies with section 313(a) of the TIA. The Note Trustee also shall comply with section 313(b) of the TIA. To the extent required by the TIA, a copy of each report at the time of its mailing to Class A1 Noteholders shall be filed by the Note Trustee with the Commission. The Trust Manager on behalf of the Trustee shall notify the Note Trustee in writing if and when the Class A1 Notes are listed on or by any stock exchange, competent listing authority and/or quotation system.

31.4	Notices to Class A1 Noteholders; Waiver

Where this deed provides for notice to Class A1 Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Class A1 Noteholder affected by such event, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A1 Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A1 Noteholder shall affect the sufficiency of such notice with respect to other Class A1 Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this deed provides for notice in any manner, such notice may be waived in writing by any person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class A1 Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A1 Noteholders when such notice is required to be given pursuant to any provision of this deed, then any manner of giving such notice as the Trustee shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

31.5	Reports by Trustee

The Trustee shall:

(a)	provide to the Note Trustee, within 15 days after the Trustee is required to file the same with the Commission, copies in English of the annual reports and of the information,

Note Trust Deed

documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trustee may be required to file with the Commission pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

(b)	file with the Note Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Trustee with the conditions and covenants of this deed as may be required from time to time by such rules and regulations; and

(c)	supply to the Note Trustee (and the Note Trustee shall transmit by mail to all Class A1 Noteholders described in section 313(c) of the TIA) such summaries of any information, documents and reports required to be filed by the Trustee pursuant to clauses (a) and (b) of this clause 31.5 as may be required by rules and regulations prescribed from time to time by the Commission.

32.	Trust Indenture Act – Miscellaneous

32.1	Compliance Certificates and Opinions, etc

(a)	Upon any application or request by the Trustee to the Note Trustee to take any action under any provision of this deed, the Trustee shall furnish to the Note Trustee:

(i)	an Officer’s Certificate stating that all conditions precedent, if any, provided for in this deed relating to the proposed action have been complied with;

(ii)	an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; and

(iii)	(if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of section 314(c)(3) of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this deed, no additional certificate or opinion need be furnished.

(b) (i)	Prior to the deposit of any property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the Security Interest created by the Security Trust Deed, the Trustee shall, in addition to any obligation imposed in clause 32.1(a) or elsewhere in this deed, furnish to the Note Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) of the property or securities to be so deposited.

(ii)	Whenever any property or securities are to be released from the Security Interest created by the Security Trust Deed, the Trustee shall also furnish to the Note Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or this deed.

Note Trust Deed

(iii)	Whenever the Trustee is required to furnish to the Note Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in paragraphs (i) and (ii), the Trustee shall also furnish to the Note Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities deposited or released from the Security Interest created by the Security Trust Deed since the commencement of the then current calendar year, as set forth in the certificate required by clause (ii) and this clause (iii), equals 10% or more of the Total Invested Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than US$25,000 or less than one percent of the then Total Invested Amount of the Notes.

Notwithstanding any other provision of this clause, the Trustee may:

(A)	collect, liquidate, sell or otherwise dispose of Receivables or other Assets of the Trust as and to the extent permitted or required by the Transaction Documents; and

(B)	make cash payments out of the Collection Account or the US$ Account as and to the extent permitted or required by the Transaction Documents.

(c)	Every Officer’s Certificate or opinion with respect to compliance with a condition or covenant provided for in this deed shall include:

(i)	a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)	a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

32.2	Undertaking for Costs

(a)

Subject to paragraph (b), all parties to this deed agree, and each Class A1 Noteholder by such Class A1 Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this deed, or in any suit against the Note Trustee for any action taken, suffered or omitted by it as the Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess

Note Trust Deed

reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant.

(b)	The provisions of this clause shall not apply to:

(i)	any suit instituted by the Note Trustee;

(ii)	any suit instituted by any Class A1 Noteholder, or group of Class A1 Noteholders in each case holding in the aggregate more than 10% of the aggregate Invested Amount of the Class A1 Notes; or

(iii)	any suit instituted by any Class A1 Noteholder for the enforcement of the payment of principal or interest on any Class A1 Note on or after the respective due dates expressed in such Class A1 Note and in this deed (or, in the case of final redemption of a Class A1 Note, on or after the Final Maturity Date).

32.3	Exclusion of section 316

(a)	Section 316(a)(1) of the TIA is expressly excluded by this deed.

(b)	For the purposes of section 316(a)(2) of the TIA in determining whether any Class A1 Noteholders have concurred in any relevant direction or consent, Notes owned by the Trustee or by any Associate of the Trustee, shall be disregarded, except that for the purposes of determining whether the Note Trustee shall be protected in relying on any such direction or consent, only Class A1 Notes which a Responsible Officer of the Note Trustee actually knows are so owned shall be so disregarded.

32.4	Unconditional Rights of Class A1 Noteholders to Receive Principal and Interest

Notwithstanding any other provisions in this deed, any Class A1 Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Class A1 Note on or after the respective due dates thereof expressed in such Class A1 Note or in this deed (or, in the case of final redemption of a Class A1 Note, on or after the Final Maturity Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Class A1 Noteholder, except to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Security Interest created by the Security Trust Deed upon any property subject to such Security Interest.

32.5	Conflict with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this deed by any of the provisions of the TIA, such TIA required provision shall prevail.

The provisions of section 310 to 317 (inclusive) of the TIA that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this deed) are a part of and govern this deed, whether or not contained herein.

Note Trust Deed

33.	Consent of Class A1 Noteholders

33.1	General

Except as expressly provided in elsewhere in this deed or in clause 33.2 below, any action that may be taken by the Class A1 Noteholders under this deed may be taken by registered holders of not less than a majority of the aggregate Invested Amount of Class A1 Notes.

33.2	Special Written Approvals

(a)	The following matters are only capable of being effected by the approval in writing of all holders of the Class A1 Notes, namely:

(i)	modification of the date fixed for final maturity of the Class A1 Notes;

(ii)	reduction or cancellation of the principal payable on the Class A1 Notes or any alteration of the date or priority of redemption of the Class A1 Notes;

(iii)	alteration of the amount of interest payable on any class of the Class A1 Notes or modification of the method of calculating the amount of interest payable on the Class A1 Notes or modification of the date of payment of or interest payable on the Class A1 Notes;

(iv)	alteration of the currency in which payments under the Class A1 Notes are to be made;

(v)	altering the required percentage of the aggregate Invested Amount required to consent or take any action of the Class A1 Notes;

(vi)	an election to receive the Stated Amount instead of the Invested Amount in the event of a call under Condition 5.13; and

(vii)	alteration of this sub-paragraph.

(b)	The Class A1 Noteholders shall in addition to the powers given under this deed have the following powers if approval is given by holders of at least 75% of the aggregate Invested Amount of the Class A1 Notes (or such higher percentage as may be required by the TIA):

(i)	power to sanction any compromise or arrangement proposed to be made between the Trustee and the Class A1 Noteholders;

(ii)	power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Class A Noteholders or the Class B Noteholders, as the case may be, against the Trustee or against any of its property or against any other person whether such rights shall arise under these presents, any of the Notes or otherwise;

(iii)	power to assent to any modification of the provisions contained in these presents, the Class A1 Notes (including the Conditions) or the provisions of any of the Relevant Documents which shall be proposed by the Trustee or the Note Trustee;

(iv)	power to give any authority or sanction which under the provisions of these presents or the Class A1 Notes (including the Conditions) is required to be given

Note Trust Deed

by, in writing by holders of at least 75% of the aggregate Invested Amount of the Class A1 Notes;

(v)	power to approve a person to be appointed a trustee and power to remove any trustee or trustees for the time being under this deed;

(vi)	power to discharge or exonerate the Note Trustee from all liability in respect of any act or omission for which the Note Trustee may have become responsible under this deed or under the Class A1 Notes;

(vii)	power to authorise the Note Trustee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to the approval in writing by holders of at least 75% of the aggregate Invested Amount of the Class A1 Notes;

(viii)	power to sanction any scheme or proposal for the exchange or sale of the Class A1 Notes for, or the conversion of the Class A1 Notes into, or the cancellation of the Class A1 Notes in consideration of shares, stock, notes, bonds’ debentures, debenture stock and/or other obligations and/or securities of the Trustee or of any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

33.3	Requirement for writing

Except as expressly provided elsewhere in this deed, all notices and consents from Class A1 Noteholders and Class A1 Note Owners shall be delivered in writing. Any solicitation of such notices or consent shall be in writing and be delivered by the Trustee, Trust Manager or Note Trustee, as applicable, seeking such notice or consent form the Class A1 Noteholders or Class A1 Note Owners to the Principal Paying Agent, who shall deliver the foregoing to the appropriate Class A1 Noteholders or Class A1 Note Owners. With respect to any solicitation of approval of Class A1 Noteholders, the record date for determining Class A1 Noteholders with respect to such solicitation shall be the date upon which the Principal Paying Agent distributes such notices or solicitation to the Class A1 Noteholders.

34.	Prospectus and prospectus supplement

The Note Trustee has no responsibility for any statement or information in or omission from (except in relation to its own description) any information memorandum, prospectus, advertisement, circular or other document issued by or on behalf of the Trustee or Trust Manager, including in connection with the issue of Notes. Neither the Trustee nor the Trust Manager may publish or permit to be published any such document in connection with the offer of Notes or an invitation for subscriptions for Notes containing any statement which makes reference to the Note Trustee without the prior written consent of the Note Trustee, which consent must not be unreasonably withheld. In considering whether to give its consent, the Note Trustee is not required to take into account the interests of the Class A1 Noteholders.

Note Trust Deed

EXECUTED as a deed.

Each attorney executing this deed states that he has no notice of revocation or suspension of his power of attorney.

TRUSTEE

SIGNED SEALED and DELIVERED	)
on behalf of	)
WESTPAC SECURITIES	)
ADMINISTRATION LIMITED	)
by its attorney	)
in the presence of:	)	/s/ ROBERT GEORGE HAMILTON
Signature

/s/ REBECCA LIM		Robert George Hamilton
Witness		Print name

Rebecca Lim		Date signed: 4/2/05

Print name		Time signed: 5PM

Place signed: Sidney

TRUST MANAGER

SIGNED SEALED and DELIVERED	)
on behalf of	)
WESTPAC SECURITISATION	)
MANAGEMENT PTY LIMITED	)
by its attorney	)
in the presence of:	)	/s/ REBECCA LIM
Signature

/s/ TIM FITZGERALD		Rebecca Lim
Witness		Print name

Tim Fitzgerald		Date signed: 4/2/05

Print name		Time signed: 3PM

Note Trust Deed

Place signed: Sidney

NOTE TRUSTEE

SIGNED SEALED and DELIVERED by	)
DEUTSCHE BANK TRUST COMPANY AMERICAS:	)

/s/ BRENT HOYLER		/s/ RONALDO REYES
Authorised Signatory		Authorised Signatory

Brent Hoyler, Associate		Ronaldo Reyes, Assistant Vice President
Print name		Print name

Date signed: 4 Feb 2005		Date signed: 4 Feb 2005

Time signed: 10 AM		Time signed: 10 AM

Place signed: Santa Ana		Place signed: Santa Ana

PRINCIPAL PAYING AGENT

SIGNED SEALED and DELIVERED by	)
DEUTSCHE BANK TRUST COMPANY AMERICAS:	)

/s/ BRENT HOYLER		/s/ RONALDO REYES
Authorised Signatory		Authorised Signatory

Brent Hoyler, Associate		Ronaldo Reyes, Assistant Vice President
Print name		Print name

Date signed: 4 Feb 2005		Date signed: 4 Feb 2005

Time signed: 10 AM		Time signed: 10 AM

Place signed: Santa Ana		Place signed: Santa Ana

Note Trust Deed

SCHEDULE 1

Form of Book-Entry Note

REGISTERED	CUSIP No
No. R-	ISIN No.
Common Code

Unless this Note is presented by an authorised representative of The Depository Trust Company, a New York corporation (DTC), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

WESTPAC SECURITIES ADMINISTRATION LIMITED

(ABN 77 000 049 472)

(a limited liability company incorporated under the law of New South Wales, Australia)

in its capacity as trustee of the Series 2005-1G WST Trust

BOOK-ENTRY NOTE

representing

US$[number]**

Class A1 Mortgage Backed Floating Rate Notes Due March 2036

This Note is a Book-Entry Note without principal or interest in respect of a duly authorised issue of Notes of Westpac Securities Administration Limited in its capacity as trustee of the Series 2005-1G WST Trust (the “Trust”) (the “Issuer”), designated as specified in the title above (the “Notes”), in an initial aggregate principal amount of

[            ]** (US$ [            ])**

and (a) constituted by a Master Trust Deed (the “Master Trust Deed”) dated 14 February 1997 between the Issuer and The Mortgage Company Pty Limited (ABN 86 070 968 302), by a Series Notice (the “Series Notice”) dated on or about 4 February 2005 between (among others) the Issuer, Deutsche Bank Trust Company Americas (the note trustee for the time being referred to as the “Note Trustee”) as trustee for the holders for the time being of the Class A1 Notes (the “Class A1 Noteholders”) and Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) (the “Trust Manager”), and by these Conditions; (b)

Note Trust Deed

issued subject to a Note Trust Deed dated on or about 4 February 2005 (the “Note Trust Deed”) between the Issuer, the Trust Manager and the Note Trustee; (c) secured by a Security Trust Deed (the “Security Trust Deed”) dated on or about 3 February 2005 between the Issuer, the Trust Manager, the Note Trustee and P.T. Limited (ABN 67 004 454 666) (the “Security Trustee”, which expression shall include its successor for the time being as security trustee under the Security Trust Deed); and (d) having the benefit of an Agency Agreement dated on or about 4 February 2005 (the “Agency Agreement”) and made between the Issuer, the Trust Manager, the Note Trustee and Deutsche Bank Trust Company Americas, in its capacities as principal paying agent (the “Principal Paying Agent”), calculation agent (the “Calculation Agent”) and note registrar (the “Note Registrar”). References to the Conditions (or to any particular numbered Condition) shall be to the Terms and Conditions of the Class A1 Notes set out in Schedule 3 to the Note Trust Deed but with the deletion of those provisions which are applicable only to Class A1 Notes in definitive form. Terms and expressions defined in the Note Trust Deed and the Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein. If the Issuer is obliged to issue Definitive Notes under Clause 3.3 of the Note Trust Deed this Book-Entry Note will be exchangeable in whole at the offices of the agent of the Principal Paying Agent at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, NY 10041, United States of America (or such other place outside Australia and any of its respective territories and possessions and other areas subject to jurisdictions as the Note Trustee may agree) for Definitive Notes and the Issuer shall execute and procure that the Principal Paying Agent authenticates and delivers in full exchange for this Book-Entry Note, Definitive Notes in aggregate principal amount equal to the Amount of all Class A1 Notes represented by this Book-Entry Note. The Issuer is not obliged to issue Definitive Notes until 30 days after the occurrence of an event set out in clause 3.3 of the Note Trust Deed.

The Issuer, in its capacity as trustee of the Trust, subject to this Book-Entry Note and subject to and in accordance with the Conditions and the Note Trust Deed promises to pay to Cede & Co., or registered assigns of this Book-Entry Note the principal sum of US$[words]** (US$[number])** or such lesser amount as may from time to time be represented by this Book-Entry Note (or such part of that amount as may become repayable under the Conditions, the Series Notice and the Note Trust Deed) on such date(s) that principal sum (or any part of it) becomes repayable in accordance with the Conditions, the Series Notice and the Note Trust Deed and to pay interest in arrears on each Payment Date (as defined in Condition 4) on the Invested Amount (as defined in Condition 5.1) of this Book-Entry Note at rates determined in accordance with Condition 4 and all subject to and in accordance with the certification requirements described in this Book-Entry Note, the Conditions, the Series Notice and the Note Trust Deed, which shall be binding on the registered holder of this Book-Entry Note (as if references in the Conditions to the Notes and the Noteholders were references to this Book-Entry Note and the registered holder of this Book-Entry Note respectively and as if the same had been set out in this Book-Entry Note in full with all necessary changes, except as otherwise provided in this Book-Entry Note).

Payments of interest on this Note due and payable on each Payment Date, together with the instalment of principal, if any, shall be payable to the nominee of the Common Depositary (initially, such nominee to be Cede & Co.). Each of the persons appearing from time to time in the records of DTC, as the holder of a beneficial interest in a Class A1 Note will be entitled to receive any payment so made in respect of that Class A1 Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A1 Notes which must be made by the holder of this Book-Entry Note, for so long as this Book-Entry Note is outstanding.

Note Trust Deed

On any payment of principal and/or interest on the Class A1 Notes as set out above details of that payment shall be endorsed by or on behalf of the Issuer in the Note Register and, in the case of payments of principal, the Invested Amount of the Class A1 Notes shall be reduced for all purposes by the amount so paid and endorsed in the Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

If the Issuer is obliged to issue Definitive Notes under Clause 3.3 of the Note Trust Deed, the Book-Entry Notes will be surrendered to the Trustee by the Clearing Agency and the Clearing Agency will deliver the relevant registration instructions to the Trustee. Definitive Notes shall be executed by the Trustee and authenticated by the Principal Paying Agent and delivered as per the instructions of the Clearing Agency.

The Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$100,000 or integral multiples thereof. If the Issuer fails to meet its obligations to issue Definitive Notes, this shall be without prejudice to the Issuer’s obligations with respect to the Notes under the Note Trust Deed, the Master Trust Deed, the Series Notice and this Book-Entry Note.

On an exchange of this Book-Entry Note, this Book-Entry Note shall be surrendered to the agent designated by the Principal Paying Agent.

This Book-Entry Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Signatory of the Principal Paying Agent (as defined in the Series Notice).

This Book-Entry Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

IN WITNESS the Issuer has caused this Book-Entry Note to be signed [manually/in facsimile] by a person duly authorised on its behalf

WESTPAC SECURITIES ADMINISTRATION LIMITED

By:
Authorised Signatory

IMPORTANT NOTES:

(a)	The Class A1 Notes do not represent deposits or other liabilities of Westpac Banking Corporation, (ABN 33 007 457 141 (“Westpac”) or associates of Westpac.

(b)	The holding of Class A1 Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

(c)	Neither Westpac nor any associate of Westpac in any way stands behind the capital value and/or performance of the Class A1 Notes or the assets of the Trust except to the limited extent provided in the Series Notice, the Master Trust Deed, the Note Trust Deed and the other documents for the Trust.

(d)	None of Westpac (including in its capacity as Servicer on behalf of the Issuer), the Issuer or the Trust Manager guarantees the payment of interest or the repayment of principal due on the Class A1 Notes.

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(e)	None of the obligations of the Issuer or the Trust Manager are guaranteed in any way by Westpac or any associate of Westpac.

(f)	The Issuer’s liability to make payments in respect of the Class A1 Notes is limited to its right of indemnity from the assets of Trust from time to time available to make such payments under the Master Trust Deed and Series Notice. All claims against the Issuer in relation to the Class A1 Notes can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or breach of trust on the part of the Issuer.

(g)	The Noteholder is required to accept any distribution of moneys under the Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

Note Trust Deed

CERTIFICATE OF AUTHENTICATION

This Book-Entry Note is authenticated by Deutsche Bank Trust Company Americas and until so authenticated shall not be valid for any purpose.

Deutsche Bank Trust Company Americas

as Principal Paying Agent

Note Trust Deed

Assignment

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	__________________________
Signature Guaranteed:

Dated:	__________________________
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

Note Trust Deed

SCHEDULE 2

Information to be contained in Noteholders Report

(i)	the Invested Amount and the Stated Amount of each Class of Notes;

(ii)	the Interest Payments and principal distributions on each Class of Notes;

(iii)	the Available Income;

(iv)	the Total Available Funds;

(v)	the aggregate of all Redraws made during that Collection Period;

(vi)	the Redraw Shortfall;

(vii)	the Subordinated Percentage;

(viii)	the Payment Shortfall (if any);

(ix)	the Principal Draw (if any) for that Collection Period, together with all Principal Draws made before the start of that Collection Period and not repaid;

(x)	the Gross Principal Collections;

(xi)	the Principal Collections;

(xii)	the Liquidity Shortfall (if any);

(xiii)	the Remaining Liquidity Shortfall (if any);

(xiv)	the Principal Charge Off (if any);

(xv)	the Class A Percentage and the Class B Percentage;

(xvi)	the Class A Bond Factor and the Class B Bond Factor (the “Bond Factor” with respect to a Class of Notes is the Initial Invested Amount of such Class less all principal payments on such Class divided by the Initial Invested Amount of such Class);

(xvii)	the Class A Charge Offs, the Class B Charge Offs and the Redraw Charge Offs (if any);

(xviii)	all Carryover Charge Offs (if any);

(xix)	if required, the Threshold Rate at that Collection Determination Date;

(xx)	the Quarterly Percentage;

(xxi)	LIBOR as at the first day of the related Interest Period ending immediately after that Collection Determination Date as calculated by the Calculation Agent;

(xxii)	scheduled and unscheduled payments of principal on the Housing Loans;

(xxiii)	aggregate Balances Outstanding of Fixed Rate Housing Loans and aggregate Balances Outstanding of Variable Rate Housing Loans; and

(xxiv)	delinquency statistics with respect to the Housing Loans.

Note Trust Deed

SCHEDULE 3

Terms and Conditions of the Class A1 Notes

The following, subject to amendments, are the terms and conditions of the Class A1 Notes, substantially as they will appear on the reverse of the Class A1 Notes. Class A1 Notes in definitive registered form will only be issued in certain limited circumstances. While the Class A1 Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A1 Notes in definitive registered form. For a summary of the provisions relating to the Class A1 Notes in book-entry form, see “Description of the Class A1 Notes—Book-Entry Registration” in the prospectus supplement.

The issue of US$1,100,000,000 Class A1 Mortgage Backed Floating Rate Notes due 2036 (the “Class A1 Notes”) of Westpac Securities Administration Limited in its capacity as trustee of the Series 2005-1G WST Trust (the “Trust”), in such capacity (the “Issuer Trustee”) was authorized by resolutions of the Board of Directors of the Issuer Trustee passed on 27 January 2005. These Notes, together with A$500,000,000 Class A2 Mortgage Backed Floating Rate Notes due 2036 (the “Class A2 Notes” and, together with the Class A1 Notes, the “Class A Notes”) and A$27,500,000 Class B Mortgage Backed Floating Rate Notes due 2036 (the “Class B Notes” and, together with the Class A Notes, the “Notes”) of the Issuer Trustee are (a) issued subject to a Master Trust Deed (the “Master Trust Deed”) dated 14th February 1997 between the Issuer Trustee and The Mortgage Company Pty Limited, acceded to by Westpac Securitisation Management Pty Limited (the “Trust Manager”), by a Series Notice (the “Series Notice”) dated on or about 4 February 2005 between (among others) the Issuer Trustee, Deutsche Bank Trust Company Americas (the note trustee for the time being, referred to as the “Note Trustee”) as trustee for the holders for the time being of the Class A Notes (the “Class A Noteholders”), and together with the holders for the time being of the Class B Notes (the “Class B Noteholders”), (the “Noteholders”) and the Trust Manager, and by these terms and conditions (the “Class A1 Conditions”); (b) issued subject to a note trust deed dated on or about 4 February 2005 (the “Note Trust Deed”) between the Issuer Trustee, the Trust Manager and the Note Trustee; and (c) secured by a Security Trust Deed (the “Security Trust Deed”) dated on or about 3 February 2005 between the Issuer Trustee, the Trust Manager, the Note Trustee and P.T. Limited (ABN 67 004 454 666) (the security trustee for the time being, referred to as the “Security Trustee”).

The statements set out below include summaries of, and are subject to the detailed provisions of, the Master Trust Deed, the Series Notice, the Security Trust Deed and the Note Trust Deed. Certain words and expressions used in these Class A1 Conditions have the meanings defined in those documents. In accordance with an agency agreement (the “Agency Agreement”) dated on or about 4 February 2005 between the Issuer Trustee, the Trust Manager, the Note Trustee and Deutsche Bank Trust Company Americas, as principal paying agent (the “Principal Paying Agent”, which expression includes its successors as principal paying agent under the Agency Agreement), as note registrar (the “Note Registrar”, which expression includes its successors as note registrar under the Note Trust Deed) and as calculation agent (the “Calculation Agent”, which expression includes its successors as Calculation Agent under the Agency Agreement), and under which further paying agents may be appointed (together with the Principal Paying Agent, the “Paying Agents”, which expression includes the successors of each paying agent as such under the Agency Agreement and any additional paying agents appointed), payments in respect of the Class A1 Notes will be made by the

Note Trust Deed

Paying Agents and the Calculation Agent will make the determinations specified in the Agency Agreement. The Class A1 Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master Trust Deed, the Series Notice, the Security Trust Deed, the Note Trust Deed and the servicing agreement (the “Servicing Agreement”) dated on or about March 12, 2002 (as amended) between the Issuer Trustee, the Trust Manager and Westpac Banking Corporation (“Westpac”) both in its capacity as approved seller and as servicer (and in its capacity as servicer, together with any substitute or successor servicer, the “Servicer”) (together with the Currency Swap Agreement (as defined below), those documents the “Relevant Documents” and, together with certain other transaction documents defined as such in the Series Notice, the “Transaction Documents”). Copies of the Transaction Documents are available for inspection at the principal office of the Principal Paying Agent, being at the date hereof 1761 East Street, Andrew Place, Santa Ana, California 92705-4934, United States of America.

In connection with the issue of the Class A1 Notes, the Issuer Trustee has entered into two ISDA master interest rate and currency exchange agreements dated on or about 4 February 2005 with Westpac Banking Corporation (in such capacity, the “Interest Rate Swap Provider”) together with confirmations relating thereto dated on or about 4 February 2005 (the “Variable Rate Basis Swap” and the “Fixed Rate Basis Swaps”, respectively and, collectively, the “Interest Rate Swaps”). The Issuer Trustee has also entered into a ISDA master interest rate and currency exchange agreement dated on or about 4 February 2005 with Westpac Banking Corporation (in such capacity, the “Currency Swap Provider”, and together with the Interest Rate Swap Provider, the “Swap Provider”) together with a confirmation relating to such agreement dated on or about 4 February 2005 in respect of a swap transaction relating to the Class A1 Notes (the “Currency Swap”).

1.	Form, Denomination and Title

The Class A1 Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples thereof. The Class A1 Notes will be represented by one or more typewritten fully registered book-entry notes (each, a “Book-Entry Note” and collectively, the “Book-Entry Notes”) registered in the name of Cede & Co. (“Cede”) as nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream, Luxembourg Banking, société anonyme (“Clearstream, Luxembourg”), may hold interests in the Book-Entry Notes on behalf of persons who have accounts with Euroclear and Clearstream, Luxembourg through accounts maintained in the names of Euroclear or Clearstream, Luxembourg, or in the names of their respective depositories, with DTC.

If the Issuer Trustee is obliged to issue Definitive Notes under clause 3.3 of the Note Trust Deed, interests in the applicable Book-Entry Note will be transferred to the beneficial owners thereof in the form of registered Definitive Notes, without interest coupons, in the denominations set forth above. A Definitive Note will be issued to each Noteholder in respect of its registered holding or holdings of Class A1 Notes against delivery by such Noteholders of a written order containing instructions and such other information as the Issuer Trustee and the Note Registrar may require to complete, execute and deliver such Definitive Notes. In such circumstances, the Issuer Trustee will cause sufficient Definitive Notes to be executed and delivered to the Note Registrar for completion, authentication and dispatch to the relevant Noteholders.

Note Trust Deed

2.	Status, Security and Relationship between the Class A Notes and Class B Notes

The Class A1 Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security Trust Deed) and rank pari passu and rateably without any preference or priority among themselves.

The Class A2 Notes are constituted by the Master Trust Deed and the Series Notice and are secured by the same security as secures the Class A1 Notes and Class B Notes but the Class A Notes will rank in priority to the Class B Notes in the event of the security being enforced and in respect of principal and interest (as set out in Class A1 Conditions 4 and 5). The Class A1 Notes and the Class A2 Notes will rank equally in the event of the security being enforced and in respect of principal and interest (as set out in Class A1 Conditions 4 and 5).

The proceeds of the issue of the Class A Notes and the Class B Notes are to be used by the Issuer Trustee to purchase an equitable interest in certain housing loans (the “Loans”) and certain related mortgages (the “Mortgages”) from Westpac (the “Approved Seller”).

In the event that the security for the Class A1 Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or pari passu with the Class A1 Notes under the Security Trust Deed (including the Class A2 Notes), to pay in full all principal and interest and other amounts whatsoever due in respect of the Class A1 Notes, then the Class A1 Noteholders shall have no further claim against the Issuer Trustee in respect of any such unpaid amounts.

The net proceeds of realisation of the assets of the Trust may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the other assets of the Issuer Trustee will not be available for payment of any shortfall arising and all claims in respect of such shortfall shall be extinguished (see further Class A1 Condition 15). None of the Servicer, the Trust Manager, the Approved Sellers, Westpac, the Note Trustee or the Security Trustee has any obligation to any Noteholder for payment of any amount by the Issuer Trustee in respect of the Notes.

The Note Trust Deed contains provisions requiring the Note Trustee to have regard solely to the interests of the Class A Noteholders equally as regards all the powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise).

The Security Trust Deed contains provisions requiring the Security Trustee to give priority to the interests of the Class A Noteholders if there is a conflict between the interests of such Noteholders and any other Voting Mortgagee (as defined below).

3.	Covenants of the Issuer Trustee

So long as any of the Class A1 Notes remains outstanding, the Issuer Trustee has made certain covenants for the benefit of Class A1 Noteholders which are set out in the Master Trust Deed.

Note Trust Deed

These covenants are as follows:

(a)	The Issuer Trustee shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner provided under the Master Trust Deed.

(b)	The Issuer Trustee shall:

(i)	act honestly and in good faith in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;

(ii)	subject to the Master Trust Deed, exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the Class A Noteholders and other creditors and beneficiaries of the Trust;

(iii)	use its best endeavours to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

(iv)	keep, or ensure that the Trust Manager keeps, accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee;

(v)	keep the Trust separate from each other trust which is constituted under the Master Trust Deed and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed; and

(vi)	do everything and take all such actions which are necessary (including obtaining all appropriate authorisations) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer Trustee under the Master Trust Deed.

(c)	Except as provided in the Master Trust Deed, the Issuer Trustee shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any asset of the Trust (the “Trust Assets”).

(d)	The Issuer Trustee’s officers, employees, agents, attorneys, delegates and sub-delegates shall duly observe and perform the covenants and obligations of the Master Trust Deed in the same manner as is required of the Issuer Trustee, and the Issuer Trustee agrees to indemnify the Trust Manager for its own benefit or for the benefit of the Trust against any loss or damage that the Trust, the Trust Manager, the Servicer, the Class A Noteholders, the Class B Noteholders, the Beneficiaries (as defined in the Master Trust Deed) or other creditors incur or sustain in connection with, or arising out of, any breach or default by such officers, employees, agents, delegates and persons in the observance or performance of any such covenant or obligation, to the extent that the Issuer Trustee would have been liable if that breach or default had been the Issuer Trustee’s own act or omission.

(e)	The Issuer Trustee will open and operate certain bank accounts in accordance with the Master Trust Deed and the Series Notice.

(f)	Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer Trustee shall act on all directions given to it by the Trust Manager in accordance with the terms of the Master Trust Deed.

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(g)	The Issuer Trustee shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.

4.	Interest

4.1	Payment Dates

Each Class A1 Note bears interest on its Invested Amount (as defined below) from and including 8 February 2005 or such later date as may be agreed between the Issuer Trustee and the Managers for the issue of the Class A1 Notes (the “Closing Date”). Interest in respect of the Class A1 Notes will be payable quarterly in arrears on the 23rd day falling in June 2005 in respect of the period from (and including) the Closing Date to (but excluding) that date, and thereafter on each September 23, December 23, March 23 and June 23 (each such date a “Payment Date” and each three month period beginning on each of March 12, June 12, September 12 and December 12 a “Quarter”). If any Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day, unless that day falls in the next calendar month, in which case the due date will be the preceding Business Day.

“Business Day” in this Class A1 Condition 4 and in Class A1 Conditions 5 and 9 below means any day other than a Saturday, Sunday or public holiday on which banks are open for business (including dealings in foreign currency generally) in London, Sydney and New York City.

The period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next Payment Date is called an “Interest Period”. Interest payable on a Class A1 Note in respect of any Interest Period or any other period will be calculated on the basis of the actual number of days elapsed and a 360 day year.

Interest shall cease to accrue on any Class A1 Note from (and including):

(a)	the date on which the Stated Amount (as defined in Class A1 Condition 5.1) of that Class A1 Note is reduced to zero; or

(b)	if the Stated Amount on the due date for redemption is not zero, the due date for redemption of the Class A1 Note, unless, upon due presentation, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the Class A1 Note at the rate from time to time applicable to the Class A1 Notes until the moneys in respect of that Class A1 Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with Class A1 Condition 12, or the Stated Amount of that Class A1 Note has been reduced to zero.

4.2	Interest Rate

The rate of interest applicable from time to time to the Class A1 Notes (the “Interest Rate”) will be determined by the Calculation Agent on the basis of the following paragraphs.

On the second London banking day before the beginning of each Interest Period, each an “interest determination date”, the Calculation Agent will determine the rate ”USD-LIBOR-BBA” as an applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. (“ISDA”) incorporating the 2000 ISDA Definitions, as amended and updated as at

Note Trust Deed

the closing date (the “ISDA Definitions”) being the rate applicable to any Interest Period for three month deposits in U.S. Dollars which appears on the Telerate Page 3750 as of 11:00 A.M. London time, on the interest determination date provided that on the first day of the first Interest Period US-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the closing date to (but excluding) the first payment date. If such rate does not appear on the Telerate Page 3750, the rate for the Interest Period will be determined as if the issuer trustee and Calculation Agent had specified “USD-LIBOR Reference Banks” as the applicable Floating Rate Option under the ISDA Definitions. “USD-LIBOR Reference Banks” means that the rate for an Interest Period for a Class A1 Note will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the LIBOR Reference Banks (being four major banks in the London interbank market agreed by the Calculation Agent and the currency swap provider) at approximately 11:00 A.M., London time, on the interest determination date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions), or the relevant interpolated rate (if applicable). The Calculation Agent will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent (in consultation with the Currency Swap Provider), at approximately 11:00 A.M., New York City time, on that interest determination date for loans in U.S. dollars to leading European banks, or the relevant interpolated rate (if applicable) for a period of three months commencing on the first day of the Interest Period and in a Representative Amount or the relevant interpolated rate (if applicable).

The Interest Rate applicable to the Class A1 Notes for such Interest Period shall be the aggregate of (i) such Interest Rate or arithmetic mean as determined by the Calculation Agent and (ii) the margin of 0.07% per annum applicable to the Class A1 Notes on or before the Payment Date on which the aggregate outstanding principal amount of the loans is less than 10% of the aggregate principal amount of the housing loans as of the cut-off date (the “Call Option Date”), and 0.14% per annum on and from the first Payment Date after the Call Option Date, subject to condition 5.13(C).

There is no maximum or minimum Interest Rate.

4.3	Determination of Interest Rate and Calculation of Interest

The Calculation Agent will, as soon as practicable after 11.00 am (New York time) on each Interest Determination Date, determine the Interest Rate applicable to, and calculate the amount of interest payable (the “Interest”) for the immediately succeeding Interest Period. The Interest is calculated by applying the Interest Rate for the Class A1 Notes to the Invested Amount (as defined in Class A1 Condition 5.1) of the Class A1 Note on the first day of the next Interest Period, multiplying such product by the actual number of days in the relevant Interest Period and dividing by 360 and rounding the resultant figure down to the nearest cent (half a cent being rounded upwards). The determination of the Interest Rate and the Interest by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

Note Trust Deed

4.4	Notification and Publication of Interest Rate and Interest

The Calculation Agent will cause the Interest Rate and the Interest applicable to each Class A1 Note for each Interest Period and the relevant Payment Date to be notified to the Issuer Trustee, the Trust Manager, the Note Trustee, the Paying Agents and will cause the same to be published in accordance with Class A1 Condition 12 on or as soon as possible after the date of commencement of the relevant Interest Period. The Interest and the relevant Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.

4.5	Determination or Calculation by the Note Trustee

If the Calculation Agent at any time for any reason does not determine the Interest Rate or calculate the Interest for a Class A1 Note, the Note Trustee shall do so and each such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its sole opinion, it can do so, and, in all other respects it shall do so in such a manner as it shall, in its absolute discretion, deem fair and reasonable in all the circumstances.

4.6	Calculation Agent

The Issuer Trustee will procure that, so long as any of the Class A1 Notes remains outstanding, there will at all times be an Calculation Agent. The Issuer Trustee reserves the right at any time to terminate the appointment of the Calculation Agent. Notice of that termination will be given to the Class A1 Noteholders. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer Trustee will, with the approval of the Note Trustee, appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent shall take effect until a successor approved by the Note Trustee has been appointed.

5.	Redemption and Purchase

5.1	Mandatory Redemption in Part from Principal Collections and Apportionment of Principal Collections between the Class A Notes and the Class B Notes

The Class A1 Notes shall be subject to mandatory redemption in part on any Payment Date if on that date there are any Principal Collections (as defined below) available to be distributed in relation to such Class A1 Notes. The principal amount so redeemable in respect of each Class A1 Note prior to enforcement of the Security Trust Deed (each a “Principal Payment”) on any Payment Date shall be the amount available for payment as set out in Class A1 Condition 5.4 or 5.6 (as the case may be) on the day which is four Business Days prior to the Payment Date (the “Collection Determination Date”) preceding that Payment Date multiplied by the Invested Amount of the applicable Class A1 Note over the total Invested Amount of all Class A1 Notes then outstanding (rounded to the nearest cent with half a cent being rounded upwards); provided always that no Principal Payment on a Class A1 Note on any date may exceed the amount equal to the Invested Amount of that Class A1 Note at that date less amounts charged off as at that date, or to be charged off on the following

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Payment Date, as described in Class A1 Condition 5.10 (that reduced amount being the “Stated Amount” of that Class A1 Note).

The “Invested Amount” of a Class A1 Note is equal to the Initial Invested Amount (as defined in these Class A1 Conditions) of such Class A1 Note less all payments previously made in respect of principal in respect of such Class A1 Note. The “Initial Invested Amount” of a Class A1 Note is its principal balance at the date of its issuance.

“Principal Collections” means, in respect of a Collection Period (as defined below) and as applicable on any Collection Determination Date, the aggregate of:

(a)	all amounts received by or on behalf of the Issuer Trustee from or on behalf of borrowers under the Loans during the Collection Period in respect of principal, in accordance with the terms of the Loans, including principal prepayments;

(b)	all other amounts received by or on behalf of the Issuer Trustee in respect of principal under the Loans and the Mortgages during that Collection Period including:

(i)	liquidation proceeds received other than under a mortgage insurance policy;

(ii)	any payments by Westpac to the Issuer Trustee on the repurchase of a Loan under the Master Trust Deed during that Collection Period which are attributable to principal;

(iii)	any amounts in the nature of principal received by or on behalf of the Issuer Trustee during that Collection Period pursuant to the sale of any asset comprised in the Trust (including any amount received by the Issuer Trustee on the issue of Notes and which was not used to purchase Loans or Mortgages, and which the Trust Manager determines is surplus to the requirements of the Trust);

(iv)	any Prepayment Costs (as defined in the Series Notice) applied towards Prepayment Benefits (as defined in the Series Notice) under the Series Notice; and

(v)	any Prepayment Benefit Shortfall (as defined in the Series Notice) paid by Westpac to the Trust under the Series Notice;

(c)	all amounts received by or on behalf of the Issuer Trustee during that Collection Period from any provider of a Support Facility (as defined in the Series Notice including, under the Liquidity Facility Agreement, the Redraw Facility Agreement, the Basis Swap and the Interest Rate Swap but excluding the Currency Swap) under that Support Facility and which the Trust Manager determines should be accounted for to reduce any principal loss on a Loan, being the total amount outstanding under a Loan after applying all proceeds from the enforcement of the Loan and related Mortgages (a “Liquidation Loss”) to the extent that Liquidation Loss is attributable to principal;

(d)	all amounts received by or on behalf of the Issuer Trustee during that Collection Period:

(i)	from the Approved Seller in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed or the Series Notice;

(ii)	from the Approved Seller under any obligation under the Master Trust Deed or the Series Notice to indemnify or reimburse the Issuer Trustee for any amount;

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(iii)	from the Servicer, in respect of any breach of any representation, warranty or undertaking contained in the Servicing Agreement; and

(iv)	from the Servicer under any obligation under the Servicing Agreement to indemnify or reimburse the Issuer Trustee for any amount, in each case, which are determined by the Trust Manager to be in respect of principal payable under the Loans and the Mortgages;

(e)	(for the purposes of clause 5.11 of the Series Notice only) any amount of Excess Available Income (as defined in the Series Notice) to be applied to pay or reinstate a Principal Charge Off or a Carryover Charge Off (as defined in the Series Notice);

(f)	any Excess Available Income to be applied to Principal Draws (as defined in the Series Notice) made on a previous Payment Date;

(g)	any Prepayment Calculation Adjustment (as defined in the Series Notice) for that Collection Period;

less any amounts deducted by or paid to Westpac to reimburse Redraws funded by Westpac for which Westpac has not previously been reimbursed. A premium receivable by the Issuer Trustee on the entry into a replacement Currency Swap under clause 5.25 of the Series Notice is not treated as a Principal Collection.

“Collection Period” means (and includes) the first day of each Quarter and runs until (and includes) the last day of that Quarter. However, the first Collection Period will commence on (and include) the day after 14 January 2005 (the “Cut-Off Date”) and end on (and exclude) 12 March 2005 . The last Collection Period is the period from (but excluding) the last day of the previous Collection Period to the termination date of the Trust. The Collection Period for a Payment Date is the Collection Period which ends immediately before that Payment Date.

5.2	Initial Principal Distributions

Principal Collections will be distributed as follows on each Payment Date before any payments in respect of the Notes:

(a)	first, to repay any Redraws provided by Westpac in relation to Loans to the extent that Westpac has not previously been reimbursed in relation to those Redraws;

(b)	second, to repay all principal outstanding under the Redraw Facility on that Payment Date; and

(c)	third, to allocate to Total Available Funds any Principal Draw (as defined in the Series Notice).

5.3	Principal Allocation Method

On each Collection Determination Date, the Trust Manager will determine the aggregate of the Class B Stated Amounts divided by the sum of (i) the aggregate of (A) the A$ Equivalent of the Class A Stated Amounts and (B) the Class B Stated Amounts at that time, plus (ii) the Redraw Limit at that time (the “Subordinated Percentage”). The Trust Manager will calculate the Subordinated Percentage so as to determine the appropriate principal distribution methodology to apply for that Collection Period, as described below.

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5.4	Sequential Method

On any Collection Determination Date, if the Trust Manager determines that the Serial Method (set out in Condition 5.6 below) does not apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions the following amounts in the following priority:

(a)	first, pari passu and rateably between themselves:

(i)	as a payment, denominated in A$, to the Currency Swap Provider under any swap confirmations relating to the Class A1 Currency Swap, of an amount equal to the lesser of:

(A)	the Class A1 Percentage of the Principal Collections remaining after all Initial Principal Distributions; and

(B)	the A$ Equivalent of the Class A1 Stated Amounts for all Class A1 Notes; and

(ii)	as a payment, to the Class A2 Noteholders of an amount equal to the lesser of:

(A)	the Class A2 Percentage of the Principal Collections remaining after all Initial Principal Distributions; and

(B)	the Class A2 Stated Amounts for all Class A2 Notes; and

(b)	second, as a payment to the Class B Noteholders of an amount equal to the lesser of:

(i)	the amount available for distribution under this sub-paragraph (b) after the application of sub-paragraph (a); and

(ii)	the Class B Stated Amounts for all Class B Notes.

5.5	Applicability of Serial Method

If, on any Collection Determination Date:

(a)	the Subordinated Percentage at the current Collection Determination Date is greater than or equal to 3.3%;

(b)	the Total Invested Amount as at that Collection Determination Date, as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%; and

(c)	the Average Quarterly Percentage as at that Collection Determination Date either:

(i)	does not exceed 2% and the Total Carryover Charge Off on that Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

(ii)	does not exceed 4% and the Total Carryover Charge Off on that Determination Date does not exceed 10% of the Class B Initial Invested Amount,

then Principal Collections will be allocated serially in accordance with the Serial Method set out in Condition 5.6 below.

5.6	Serial Method

On any Collection Determination Date, if the Trust Manager determines that the Serial Method should apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of

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Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions, on the Payment Date following that Collection Determination Date the following amounts in the following priority:

(a)	first, pari passu and rateably between themselves:

(i)	as a payment, denominated in A$, to the Currency Swap Provider under any swap confirmations relating to the Class A1 Notes, of an amount equal to the lesser of:

(A)	the Class A1 Percentage of the sum of:

(1)	the Class A Percentage of the Principal Collections remaining after all Initial Principal Distributions; and

(2)	the then Class A Payment Percentage of the then Class B Percentage of those Principal Collections; and

(B)	the A$ Equivalent of the Class A1 Stated Amounts for all Class A1 Notes; and

(ii)	as a payment to the Class A2 Noteholders of an amount equal to the lesser of:

(A)	the Class A2 Percentage of the sum of:

(1)	the Class A Percentage of the Principal Collections remaining after all Initial Principal Distributions; and

(2)	the then Class A Payment Percentage of the then Class B Percentage of those Principal Collections; and

(B)	the Class A2 Stated Amounts for all Class A2 Notes; and

(b)	second, as a payment to the Class B Noteholders of an amount equal to the lesser of:

(i)	the then Class B Payment Percentage of the Class B Percentage of those Principal Collections remaining after all Initial Principal Distributions; and

(ii)	the Class B Stated Amounts for all Class B Notes.

5.7	General

No amount of principal will be paid to a Noteholder in excess of the Stated Amount applicable to the Notes held by that Noteholder.

5.8	Distribution of Excess Available Income

On each Collection Determination Date, Excess Available Income for the Collection Period relating to that Collection Determination Date will be applied in the following order of priority:

(a)	to reimburse Principal Charge Offs for that Collection Period;

(b)	pari passu and rateably, based on the principal outstanding under the redraw facility and the A$ Equivalent of the Stated Amount of each class of the Class A Notes;

(i)	as a repayment under the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

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(ii)	as a payment to the Currency Swap Provider under the swap confirmation relating to the Class A1 Notes, of the A$ Equivalent of any Carryover Class A1 Charge Offs; and

(iii)	as a payment to the holders of Class A2 Notes in or towards reinstating the Stated Amount of such Class A2 Notes to the extent of any Carryover Class A2 Charge Offs;

(c)	to reinstate the Stated Amount of the Class B Notes to the extent of any Carryover Class B Charge Offs;

(d)	to all Principal Draws which have been repaid as at that date;

(e)	to Westpac as Approved Seller, any fee agreed between Westpac, the Issuer Trustee and the Trust Manager; and;

(f)	as a distribution to any residual beneficiaries, an “Excess Collections Distribution”.

Any amount to be paid pursuant to paragraphs (b), (c), (e) and (f) will be paid on the Payment Date immediately following the Collection Determination Date.

5.9	US$ Account

The Issuer Trustee shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Issuer Trustee by the Currency Swap Provider under the Currency Swap into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Issuer Trustee. The Issuer Trustee shall pay all such amounts as follows, and in accordance with the Note Trust Deed and the Agency Agreement:

(a)	under Class A1 Condition 4, pari passu in relation to the Class A1 Notes as payments of Interest on those Class A1 Notes;

(b)	under Class A1 Condition 5.8(b)(ii), pari passu in relation to the Class A1 Notes in or towards reinstating the Stated Amount of those Class A1 Notes, to the extent of the Carryover Class A1 Charge Offs; and

(c)	under Class A1 Conditions 5.4(a)(i) and 5.6(a)(i) pari passu in relation to the Class A1 Notes as Class A1 Principal Payments until the Class A1 Stated Amounts have been reduced to zero.

5.10	Charge Offs

If the Principal Charge Offs (as defined in the Series Notice) for any Collection Period exceed the Excess Available Income (as defined in the Series Notice) calculated on the Collection Determination Date for that Collection Period, the Trust Manager must, on and with effect from the Payment Date immediately following the end of the Collection Period:

(a)	reduce pari passu the Class B Stated Amount of each of the Class B Notes by the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero; and

(b)	if the Class B Stated Amount is zero and any amount of that excess has not been applied under paragraph (i), reduce pari passu and rateably as between themselves (based on the

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Principal Outstanding under the Redraw Facility and the A$ Equivalent of the Stated Amount of the Class A Notes):

(i)	the Class A1 Stated Amount on each of the Class A1 Notes by the US$ Equivalent of the balance of that excess which is attributable to each Class A1 Note until the Class A1 Stated Amount of that Class A1 Note is zero;

(ii)	the Class A2 Stated Amount of each of the Class A2 Notes by the balance of that excess which is attributable to each Class A2 Note until the Class A2 Stated Amount is zero; and

(iii)	the principal outstanding under the Redraw Facility by the balance of that excess until the Principal Outstanding is zero.

5.11	Calculation of Principal Payments, Stated Amount and Bond Factor

(a)	On each Collection Determination Date, the Trust Manager shall determine:

(i)	the amount of any Principal Payment in respect of each Class A1 Note on the Payment Date following that Collection Determination Date;

(ii)	the Stated Amount and Invested Amount of each Class A1 Note as of the first day of the next following Interest Period (after deducting any Principal Payment due to be made in respect of each Class A1 Note on the next Payment Date); and

(iii)	the fraction in respect of each Class A1 Note expressed as a decimal to the seventh point (the “Bond Factor” of which the numerator is the aggregate of the Invested Amount of all Class A1 Notes at that date less all Principal Payments to be made on the following Payment Date, and the denominator is the Initial Invested Amount of the Class A1 Notes.

(b)	The Trust Manager will notify in writing the Note Trustee, the Principal Paying Agent, the Calculation Agent and (for so long as the Class A1 Notes are listed on or by any stock exchange, competent listing authority and/or quotation system, such stock exchange, competent listing authority and/or quotation system in accordance with the rules and regulations thereof, by not later than the Collection Determination Date immediately preceding the relevant Payment Date of each determination of a Principal Payment, Invested Amount, Stated Amount and Bond Factor and will immediately cause details of each of those determinations to be published in accordance with Condition 12. If no Principal Payment is due to be made on the Class A1 Notes on any Payment Date a notice to this effect will be given to the Class A1 Noteholders in accordance with Class A1 Condition 12.

(c)	If the Trust Manager does not at any time for any reason determine a Principal Payment, the Invested Amount, the Stated Amount or the Bond Factor applicable to Class A1 Notes in accordance with this paragraph, the Principal Payment, Invested Amount, the Stated Amount and the Bond Factor shall be determined by the Note Trustee in accordance with this paragraph and paragraph (a) above (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Trust Manager.

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(d)	The Trust Manager will deliver to the Principal Paying Agent a quarterly servicing report as set forth in clause 11 of the Note Trust Deed.

5.12	Redemption for Taxation or Other Reasons

If the Trust Manager notifies the Issuer Trustee and the Note Trustee that in its opinion (based on such advice it deems necessary) either (i) on the next Payment Date the Issuer Trustee would be required to deduct or withhold from any payment of principal or interest (or corresponding A$ payment under the Currency Swap) in respect of the Class A1 Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or (ii) the total amount payable in respect of interest in relation to the Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub–divisions or any of its authorities, the Issuer Trustee shall, when so directed by the Trust Manager (at any time at the Trust Manager’s option) (provided that the Issuer Trustee will be in a position on such Payment Date to discharge (and the Trust Manager will so certify to the Issuer Trustee and Note Trustee) all its liabilities in respect of the Class A1 Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with the Class A1 Notes), upon having given not more than 60 nor less than 30 days’ notice to the Class A1 Noteholders in accordance with Class A1 Condition 12 redeem all, but not some only, of the Class A1 Notes at their Invested Amount (or at the option of the holders of 75% of the aggregate Invested Amount of Class A1 Notes at the time, at their Stated Amount), together with accrued interest to the date of redemption on any subsequent Payment Date, provided that the holders of 75% of the aggregate Invested Amount of Class A1 Notes at the time may elect, and shall notify, in writing, the Issuer Trustee and the Trust Manager, that they do not require the Issuer Trustee to redeem the Class A1 Notes in the circumstances described above.

5.13	Optional Redemption in whole

(a)	On any Payment Date, and upon giving no more than 60 nor less than 30 days’ notice to the Note Trustee and the Security Trustee, on which the aggregate principal outstanding of the Loans is less than 10% of the aggregate principal outstanding of the Loans at the Cut-Off Date, the Issuer Trustee may redeem all (but not some only) of the Notes by repaying:

(i)	the whole of the Invested Amount of the Notes together with any accrued interest in relation to those Notes; or

(ii)	with the approval of an Extraordinary Resolution of Noteholders, the whole of the Stated Amount of the Notes together with any accrued interest in relation to those Notes.

(b)	On any Payment Date on or after the Call Option Date the Issuer Trustee shall, if so directed by the Trust Manager on or before the date which is 3 Business Days before the Payment Date, repay:

(i)	the whole of the Invested Amount of the Notes together with any accrued interest in relation to those Notes; or

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(ii)	with the approval of an Extraordinary Resolution of Noteholders, the whole of the Stated Amount of the Notes together with any accrued interest in relation to those Notes, subject to the following conditions:

(iii)	the Trust Manager having provided no more than 60 nor less than 30 days’ prior written notice to:

(A)	each relevant Noteholder; and

(B)	each designated rating agency,

of the Trust Manager’s intention to direct the Issuer Trustee to redeem the relevant Notes under this section;

(iv)	the Trust Manager receiving from the designated rating agencies written confirmation that the repayment will not have a detrimental impact on the rating of any other Notes;

(v)	the Issuer Trustee having sufficient cash to make such repayment and discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Notes as if the security for the Notes were being enforced. The Issuer Trustee may:

(A)	at the direction of the Trust Manager, dispose of any Loans for an amount not less than:

(1)	in the case of Performing Loans, their Unpaid Balance; or

(2)	in the case of non-performing Loans, their fair market value;

in order to raise such cash; and

(B)	rely conclusively on a certificate from the Trust Manager as to the amount of the repayment and other payments referred to above;

(vi)	the Issuer Trustee retaining such amount as the Trust Manager reasonably determines will be necessary to satisfy any outstanding or anticipated Trust Expenses, payment under the Liquidity Facility Agreement, payment under the Redraw Facility Agreement or payment to any Swap Provider under a Hedge Agreement; and

(vii)	if the repayment and other payments referred to in paragraph (e) are to be funded in whole or in part by a disposal of Assets to Westpac or the trustee of another WST trust, the Trust Manager having received notification that the Australian Prudential Regulation Authority has permitted the purchase of those Assets by that purchaser.

(c)	If the Issuer Trustee or the Trust Manager has sought the approval referred to in Condition 5.13(B)(b) and that approval has been refused, then from (and including) the Payment Date following that refusal the margin on the Class A1 Notes under Condition 4.2 shall remain at, or revert to, the margin applying at the Closing Date.

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(d)	Repayment in accordance with Condition 5.12, 5.13(A)(a), 5.13(A)(b), 5.13(B)(a) or 5.13(B)(b) shall be a full satisfaction of the Issuer Trustee’s obligations under the Notes.

5.14	Redemption on Maturity

If not otherwise redeemed, the Class A1 Notes will be redeemed at their Stated Amount on the Payment Date falling in March 2036.

5.15	Cancellation

All Class A1 Notes redeemed in full pursuant to the foregoing provisions will be cancelled forthwith, and may not be resold or reissued.

5.16	Certification

For the purposes of any redemption made pursuant to this Condition 5 the Note Trustee may rely upon an officer’s certificate under the Note Trust Deed from the Trust Manager on behalf of the Issuer Trustee certifying or stating the opinion of each person signing such certificate as:

(a)	to the fair value (within 90 days of such release) of the property or securities proposed to be released from the Security Trust Deed;

(b)	that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or the Note Trust Deed; and

(c)	that the Issuer Trustee will be in a position to discharge all its liabilities in respect of the relevant Class A1 Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A1 Notes, and such officer’s certificate shall be conclusive and binding on the Issuer Trustee, the Note Trustee and the holders of those Class A1 Notes.

5.17	Purchases

The Issuer Trustee may not purchase any Class A1 Notes at any time.

6.	Payments

6.1	Method of Payment

Any installment of interest or principal, payable on any Class A1 Note which is punctually paid or duly provided for by the Issuer Trustee to the Principal Paying Agent on the applicable Payment Date or Maturity Date shall be paid to the person in whose name such Class A1 Note is registered on the Record Date, by cheque mailed first class, postage prepaid, to such person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to clause 3.3 of the Note Trust Deed, with respect to Class A1 Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class A1 Note on a Payment Date or Maturity Date.

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6.2	Initial Principal Paying Agent

The initial Principal Paying Agent is Deutsche Bank Trust Company Americas, at its office, at 1761 East St. Andrew Place, Santa Ana, California 92705-4934.

6.3	Paying Agents

The Issuer Trustee (or the Trust Manager on its behalf after advising the Issuer Trustee thereof) may at any time (with the previous written approval of the Note Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in the United States. In addition, the Issuer Trustee must maintain, if European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 is brought into force, a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any such directive or any law implementing or complying with, or introduced to conform with such directive. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Class A1 Condition 12.

6.4	Due date for redemption

If the due date for redemption in full of a Class A1 Note is not a Payment Date, the interest accrued in respect of the period from the preceding Payment Date (or from the Closing Date as the case may be) shall be payable only against presentation or surrender of the relevant Class A1 Note.

6.5	Payments on Business Days

If the due date for payment of any amount of principal or Interest in respect of any Class A1 Note is not a Business Day then payment will not be made until the next succeeding Business Day and the holder thereof shall be entitled to further interest or other payment in respect of that delay. In this Condition 6 the expression “Business Day” means any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business (including dealings in foreign currency generally) in London, Sydney and New York City.

6.6	Interest

If Interest is not paid in respect of a Class A1 Note on the date when due and payable (other than because the due date is not a Business Day), that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time to the Class A1 Notes until the unpaid interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Class A1 Condition 12.

7.	Taxation

All payments in respect of the Class A1 Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by applicable law to make any such payment in respect of the Class A1 Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In that event the Issuer Trustee or that Paying

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Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent will be obliged to make any additional payments to Class A1 Noteholders in respect of that withholding or deduction.

8.	Prescription

A Class A1 Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of that Class A1 Note to zero. After the date on which a Class A1 Note becomes void in its entirety, no claim may be made in respect of it. As used in these Conditions, the “Relevant Date” means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given in accordance with Class A1 Condition 12.

9.	Events of Default

Each of the following is an “Event of Default”:

(a)	the Issuer Trustee fails to pay:

(i)	any interest within 10 Business Days of the Payment Date on which the interest was due to be paid to Class A Noteholders or Class B Noteholders; or

(ii)	any other amount owing to Class A Noteholders or Class B Noteholders or any other Mortgagee (as defined in the Security Trust Deed) within 10 Business Days of the due date for payment (or within any applicable grace period agreed in writing with the Mortgagee or where the Mortgagee is a Noteholder, with the Note Trustee);

Sub-clauses (i) and (ii) above will not constitute Events of Default if the Secured Moneys which the Chargor failed to pay are subordinated to payments of amounts due to Class A Noteholders while any Secured Moneys remain owing:

(i)	to Class A Noteholders; or

(ii)	to any other person, which rank in priority to amounts due to Class A Noteholders.

(b)

the Issuer Trustee fails to perform or observe any other provisions (other than an obligation referred to in paragraph (a)) of a Transaction Document (other than the Underwriting Agreement or the Subscription Agreement) where such failure will have a material and adverse affect on the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment, and that default (if in the opinion of the Security Trustee capable of remedy (that opinion, being subject to the approval of the Class B Noteholders and the Note Trustee on behalf of the Class A Noteholders (together, the “Noteholder Mortgagees”) in accordance with the provisions of the Security Trust Deed) is not remedied within 30 days (or such longer period as may be specified in the notice, that longer period having been approved by the Noteholder

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Mortgagees, for so long as the A$ Equivalent of amounts outstanding under the Class A Notes and the Class B Notes are 75% of the A$ Equivalent of all Secured Money) after written notice from the Security Trustee requiring the failure to be remedied.

(c)	any of the following occurs in relation to the Issuer Trustee (in its personal capacity or as Trustee of the Trust):

(i)	an administrator of the Issuer Trustee is appointed; or

(ii)	except for the purpose of a solvent reconstruction or amalgamation:

(A)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

(1)	the winding up, dissolution or administration of the Issuer Trustee; or

(2)	the Issuer Trustee entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

(B)	the Issuer Trustee ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or

(iii)	the Issuer Trustee is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts (except, where this occurs in relation to another trust of which it is the trustee); or

(iv)	a receiver, receiver and manager or administrator is appointed (by the Issuer Trustee or by any other person) to all or substantially all of the assets and undertaking of the Issuer Trustee or any part thereof (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee); or

(v)	anything analogous to an event referred to in paragraphs (i) to (iv) (inclusive) or having substantially similar effect, occurs with respect to the Issuer Trustee;

(d)	the charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the Trust Assets, or any other obligation of the Issuer Trustee (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the moneys secured by the Security Trust Deed;

(e)	any security interest over the Trust Assets is enforced;

(f)

all or any part of any Transaction Document, other than the Redraw Facility or the Basis Swap (each as defined in the Series Notice), is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to

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terminate, rescind or avoid all or part of any Transaction Document (other than the Redraw Facility or the Basis Swap); or

(g)	without the prior consent of the Security Trustee (that consent, in accordance with the provisions of the Security Trust Deed, being subject to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the Security Trust Deed), (i) the Trust is wound up, or the Issuer Trustee is required to wind up the Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences; (ii) the Trust is held or is conceded by the Issuer Trustee not to have been constituted or to have been imperfectly constituted; or (iii) unless another trustee is appointed to the Trust under the Relevant Documents, the Issuer Trustee ceases to be authorized under the Trust to hold the property of the Trust in its name and to perform its obligations under the Relevant Documents. In the event that the security constituted by the Security Trust Deed becomes enforceable following an event of default under the Notes any funds resulting from the realization of such security shall be applied in accordance with the order of priority of payments as stated in the Security Trust Deed.

10.	Enforcement

(a)	At any time after an Event of Default occurs, the Security Trustee may, with the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the Security Trust Deed and shall, if so directed by (a) the Noteholder Mortgagees alone, where the Noteholder Mortgagees are the only Voting Mortgagees, or otherwise (b) an Extraordinary Resolution (being 75% of votes capable of being cast by Voting Mortgagees present or in person or by proxy of the relevant meeting or a written resolution signed by all Voting Mortgagees) of the Voting Mortgagees (which includes the Note Trustee on behalf of the Class A1 Noteholders, but not the Class A Noteholders themselves), and, subject to the Note Trustee being indemnified and/or secured to its satisfaction, declare the Class A Notes immediately due and payable and enforce the Security Trust Deed. If an Extraordinary Resolution of Voting Mortgagees referred to in sub-paragraph (b) above elects not to direct the Security Trustee to enforce the Security Trust Deed, in circumstances where the Security Trustee could enforce, the Noteholder Mortgagees may nonetheless, and the Note Trustee as a Noteholder Mortgagee, shall at the direction of the Class A1 Noteholders, direct the Security Trustee to enforce the Security Trust Deed on behalf of the Noteholders.

“Voting Mortgagee” means:

(a)	for so long as the A$ Equivalent of amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of the A$ Equivalent of all amounts secured by the Security Trust Deed, the Note Trustee and the Noteholder Mortgagees; and

(b)	at any other time:

(i)	the Note Trustee, acting on behalf of the Class A Noteholders under the Note Trust Deed and the Security Trust Deed: and

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(ii)	each other Mortgagee under the Security Trust Deed (other than the Class A Noteholders).

Any reference to the Noteholder Mortgagees while they are the only Voting Mortgagees or where their consent is required under the Security Trust Deed in relation to a direction or act of the Security Trustee, means Noteholder Mortgagees representing more than 50% of the aggregate A$ Equivalent Invested Amount of the Class A Notes and the Class B Notes.

Subject to being indemnified in accordance with the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Noteholder Mortgagees where they are the only Voting Mortgagees or to any Extraordinary Resolution of the Voting Mortgagees and shall comply with all directions given by the Note Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.

No Class A Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on charges except as provided in the Security Trust Deed.

(b)	If any of the Class A Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee shall not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:

(i)	a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the Issuer Trustee ranking in priority to or pari passu with the Class A Notes; or

(ii)	the Note Trustee receives at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee (such advice to be an Expense of the Trust), in its absolute discretion, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (i).

(c)	Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the Class A Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

(d)	The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings,

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actions, steps or give any consents under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any Class A Notes, unless directed or requested to do so by Noteholders holding at least 75% of the aggregate of the A$ Equivalent of the Invested Amount of Class A Notes at the time; and then only if the Note Trustee is indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses (including, without limitation, all legal fees and expenses properly incurred and any value added or similar tax applicable thereto) which it may incur by so doing.

(e)	Only the Security Trustee may enforce the security created pursuant to the provisions of the Security Trust Deed and neither the Note Trustee nor any holder of a Class A Note is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed, the Class A Notes (including these Class A1 Conditions).

(f)	The rights, remedies and discretions of the Class A Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the Note Trustee or the Voting Mortgagees in accordance with the Security Trust Deed.

Upon enforcement of the security created by the Security Trust Deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the Liquidity Facility Agreement (as defined in the Master Trust Deed) and payable to the Liquidity Facility Provider (as defined in the Master Trust Deed) and the proceeds of cash collateral lodged with and payable to a Swap Provider or other provider priority as set out in the Security Trust Deed. Any claims of Noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

11.	Replacements of Class A1 Notes

If any Class A1 Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the Issuer Trustee may reasonably require. Mutilated or defaced Class A1 Notes shall be surrendered before replacements will be issued.

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12.	Notices

All notices, other than notices given in accordance with the following paragraph, to Class A1 Noteholders shall be deemed given if in writing and mailed, first-class, postage prepaid to each Class A1 Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A1 Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A1 Noteholder shall affect the sufficiency of such notice with respect to other Class A1 Noteholders, and any notice that is mailed in the manner provided shall conclusively be presumed to have been duly given.

A notice may be waived in writing by the relevant Class A1 Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class A1 Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

Any such notice shall be deemed to have been given on the date such notice is deposited in the mail.

In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A1 Noteholders when such notice is required to be given, then any manner of giving such notice as the Trustee shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

Any notice specifying a Payment Date, an Interest Rate, Interest payable, a Principal Payment (or the absence of a Principal Payment), an Invested Amount, a Stated Amount or a Bond Factor shall be deemed to have been duly given if the information contained in such notice appears on the Note Trustee’s website located at https://www.tss.db.com/invr (or such other website as the Principal Paying Agent may notify the Class A1 Noteholders), the relevant page of the Reuters Screen or such other similar electronic reporting service as may be approved by the Note Trustee and notified to Class A1 Noteholders (the “Relevant Screen”). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

Notwithstanding the first paragraph of this Condition 12, the Principal Paying Agent shall make available the Noteholders Report for each Collection Period by posting the Noteholders Report on the Note Trustee’s website. The Principal Paying Agent shall also deliver to a Class A1 Noteholder the Noteholders Report in the method provided in the first paragraph of this Condition 12 upon the written request of that Class A1 Noteholder.

13.	Meetings of Voting Mortgagees and Votes of Class A Noteholders; Modifications; Consents; Waiver

The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, inter alia, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

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For so long as the A$ Equivalent of all amounts outstanding under the Notes are 75% or more of the A$ Equivalent of all amounts secured by the Security Trust Deed, the Note Trustee may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of the Voting Mortgagees.

Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees without the Noteholder Mortgagees’ consent, if the A$ Equivalent of all amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of the A$ Equivalent of all amounts secured by the Security Trust Deed.

The Note Trust Deed contains provisions for the Class A Noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A Notes may take or consent to any action permitted to be taken by Class A Noteholders under the Note Trust Deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate of the A$ Equivalent of the Invested Amounts of the Class A Notes shall be required to (i) direct the Note Trustee to direct the Security Trustee to enforce the security under the Note Trust Deed, (ii) override any waiver by the Note Trustee of a breach of any provisions of the Transaction Documents or an Event of Default, (iii) alter, add, or modify the terms and conditions of the Class A Notes or the provisions of any of the Transaction Documents if such alteration, addition or modification is, in the sole opinion of the Note Trustee, in its absolute discretion, materially prejudicial or likely to be materially prejudicial to the Class A Noteholders as a whole or the Class A Noteholders, which shall include any modification to the date of maturity of the Class A Notes or a modification which would have the effect of postponing any day for payment of interest in respect of any Class A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or the rate of interest applicable to any Class A Notes or altering the percentage of the aggregate Invested Amount required to consent to any action or altering the currency of payment of any Class A Notes or an alteration of the date or priority of redemption of the Class A Notes (any such modification being referred to below as a “Basic Terms Modification”). Any action taken by the requisite percentage of the Invested Amount of the Class A Noteholders shall be binding on all Class A Noteholders (both present and future).

Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, in its absolute discretion, without the consent of the Class A Noteholders, among other things, (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorisation of any breach or proposed breach of the Class A Notes (including these Conditions), or any of the Transaction Documents which is not, in the sole opinion of the Note Trustee, in its absolute discretion, materially prejudicial to the interests of the Class A Noteholders or (ii) to any modification of the Class A Notes (including these Conditions, or any of the Transaction Documents which, in the Note Trustee’s sole opinion, is to correct a manifest error or is of a formal, minor or technical nature. The Note Trustee may also, without the consent of the Class A Noteholders, determine, in its absolute discretion, that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class B Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class A Noteholders in accordance with Class A Condition 12 as soon as practicable thereafter.

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14.	Indemnification and Exoneration of the Note Trustee and the Security Trustee

The Note Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to realise the security and to obtain repayment of the Class A Notes unless indemnified and/or secured to its satisfaction. Each of the Note Trustee and the Security Trustee is entitled to enter into business transactions with the Issuer Trustee and/or any other party to the Relevant Documents without accounting for any profit resulting from such transactions. Neither the Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust Deed, Mortgaged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Servicer or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee.

The Security Trust Deed contains provisions for the indemnification of the Security Trustee by the Issuer Trustee and for its relief from responsibility, including provisions relieving it from taking any action in relation to the enforcement of the Security Trust Deed unless it is indemnified to its satisfaction. The Security Trustee has no liability under the Security Trust Deed, any other Transaction Document, any Note, the Notice of Creation of Trust or any Mortgage Insurance Policy other than to the extent to which the liability is able to be satisfied out of the property held by it on trust under the Security Trust Deed and it is actually indemnified for the liability, except to the extent to which it is not satisfied because there is a reduction in the extent of the Security Trustee’s indemnification as a result of its fraud, negligence or willful default.

15.	Limitation of liability of the Issuer Trustee

15.1	General

Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Issuer Trustee in relation to this Class A1 Note.

15.2	Liability of Trustee limited to its right of indemnity

(a)	This Class A1 Note applies to the Issuer Trustee only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Class A1 Note or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee’s liability applies despite any other provision of this Class A1 Note or any other Transaction Document and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Class A1 Note or the Trust.

(b)

None of the Note Trustee or the Class A1 Noteholders may take action against the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any

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similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

(c)	The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee’s indemnification out of the Trust Assets as a result of the Issuer Trustee’s fraud, negligence or breach of trust.

(d)	It is acknowledged that the Trust Manager, the Servicer, each Paying Agent, the Calculation Agent and the Note Trustee (each a “Relevant Party”) are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under this Class A1 Note or a Transaction Document) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party).

(e)	No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document (including without limitation a Relevant Party) has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii), if the Issuer Trustee has exercised reasonable care in the selection and supervision of such a person.

16.	Governing Law

The Class A1 Notes and the Relevant Documents are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia except for the Underwriting Agreement and the administration of the trust created under the Note Trust Deed, including the exercise of the Note Trustee’s powers under clause 13 of the Note Trust Deed, which are both governed by the law of the State of New York and in the event of any inconsistency between the operation of the law of New South Wales, Australia and the law of the State of New York in respect of the application of those powers, the law of the State of New York will prevail to the extent of the inconsistency.

17.	Summary of Provisions Relating to the Class A1 Notes While in Book Entry Form

The Class A1 Notes will initially be represented by typewritten book-entry notes (the Book-Entry Class A1 Notes”), without coupons, in the principal amount of US$1,100,000,000. The Book-Entry

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Class A1 Notes will be deposited with the Common Depository for DTC on or about the Closing Date. Upon deposit of the Book-Entry Class A1 Notes with the Depository, DTC will credit each investor in the Class A1 Notes with a principal amount of Class A1 Notes for which it has subscribed and paid.

The Book-Entry Class A1 Note will be exchangeable for definitive Class A1 Notes in certain circumstances described below.

Each person who is shown in the Note Register as the holder of a particular principal amount of Class A1 Notes will be entitled to be treated by the Issuer Trustee and the Note Trustee as a holder of such principal amount of Class A1 Notes and the expression “Class A1 Noteholder” shall be construed accordingly, but without prejudice to the entitlement of the holder of the Book-Entry Class A1 Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer Trustee in respect of payment due on the Class A1 Notes for so long as the Class A1 Notes are represented by a Book-Entry Class A1 Note and the relevant obligations of the Issuer Trustee will be discharged by payment to the registered holder of the Book-Entry Class A1 Note in respect of each amount so paid.

17.1	Payments

Each of the persons appearing from time to time as the beneficial owner of a Class A1 Note will be entitled to receive any payment so made in respect of that Class A1 Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer Trustee in respect of payments due on the Class A1 Notes which shall be made by the holder of the relevant Book-Entry Class A1 Note, for so long as such Book-Entry Class A1 Note is outstanding.

A record of each payment made on a Book-Entry Class A1 Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note Register by the Note Registrar and such record shall be prima facie evidence that the payment in question has been made.

17.2	Exchange

The Book-Entry Class A1 Note will be exchangeable for definitive Class A1 Notes only if:

(a)	the Trust Manager advises the Principal Paying Agent, the Note Registrar and the Note Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities with respect to the Class A1 Notes or the Clearing Agency ceases to carry on business, and the Trust Manager is unable to located a qualified successor;

(b)	the Issuer Trustee, at the direction of the Trust Manager (at the Trust Manager’s option) advises the Principal Paying Agent, the Note Registrar and the Note Trustee in writing that the book entry system through the Clearing Agency is or is to be terminated; or

(c)

after the occurrence of an Event of Default, Class A1 Noteholders representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A1 Notes (or the Note Trustee on behalf of such Class A1 Noteholders) advise the Principal Paying Agent and Issuer Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interest of the Note Owners, then the Principal Paying Agent shall notify all Class A1 Note

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Owners and the Issuer Trustee of the occurrence of any such event and of the availability of Definitive Notes to Class A1 Note Owners requesting the same. Upon the surrender of the Book-Entry Notes to the Issuer Trustee by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration instructions to the Issuer Trustee, the Issuer Trustee shall execute and procure the Principal Paying Agent to authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.

17.3	Notices

So long as the Notes are represented by the Book-Entry Class A1 Note and the same is/are held on behalf of the Clearing Agency, notices to Class A1 Noteholders may be given by delivery of the relevant notice to the Clearing Agency for communication by them to entitled account holders in substitution for delivery to each Class A1 Noteholder as required by the Class A1 Conditions.

17.4	Cancellation

Cancellation of any Class A1 Note required by the Class A1 Conditions will be effected by reduction in the principal amount of the relevant Book-Entry Class A1 Note.